SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ECHELON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
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ECHELON CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2013

10:00 A.M. PACIFIC TIME

We cordially invite you to attend the 2013 Annual Meeting of Stockholders of Echelon Corporation. The meeting will be held on Tuesday, May 21, 2013, at 10:00 a.m., Pacific Time, at 570 Meridian Avenue, San Jose, California 95126. At the meeting we will:

1.	Elect three Class C directors for a term of three years and until their successors are duly elected and qualified;

2.	Approve our Amended and Restated 1997 Stock Plan;

3.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

4.	Transact any other business as may properly come before the meeting or any postponement or adjournment thereof.

These items are fully discussed in the following pages, which are made part of this Notice. Stockholders who owned our common stock at the close of business on Wednesday, March 27, 2013, are entitled to notice of and to vote at the annual meeting.

Your vote is important. Whether or not you plan to attend the annual meeting, please cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, via the Internet, as promptly as possible. You may also request a printed set of the proxy materials which will allow you to submit your vote by mail or by telephone, if you prefer. We encourage you to vote via the Internet. It is convenient, is more environmentally friendly, and saves us significant postage and processing costs.

Sincerely,

Ronald A. Sege
Chairman of the Board and Chief Executive Officer

San Jose, California

April 9, 2013

2013 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

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ECHELON CORPORATION

PROXY STATEMENT

FOR

2013 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our Board of Directors is soliciting Proxies for the 2013 Annual Meeting of Stockholders to be held at 570 Meridian Avenue, San Jose, California 95126 on Tuesday, May 21, 2013, at 10:00 a.m., Pacific Time. The address of our principal executive office is 550 Meridian Avenue, San Jose, California 95126 and our telephone number at this address is 408-938-5200. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters set forth in the attached Notice of Annual Meeting. Please read it carefully.

Beginning on April 9, 2013, copies of this Proxy Statement were first sent or made available to persons who were stockholders at the close of business on March  27, 2013, the record date for the annual meeting.

Notice of Internet Availability of Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have chosen to provide access to our proxy materials over the Internet. We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and our beneficial owners. All stockholders will have the option to access the proxy materials on a website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy of the proxy materials are included in the Notice. You may also request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Electronic Access to Proxy Materials

The Notice will provide you with instructions on how to:

•	View on the Internet our proxy materials for our annual meeting; and

•	Instruct us to send our future proxy materials to you electronically by e-mail.

Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing the proxy materials to you and will reduce the environmental impact of our annual meeting. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions including a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Costs of Solicitation

Echelon will pay the costs of soliciting proxies from stockholders. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners, including fees associated with:

•	Forwarding the Notice to beneficial owners;

•	Forwarding printed proxy materials by mail to beneficial owners who specifically request them; and

•	Obtaining beneficial owners’ voting instructions.

Certain of our directors, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by written communication, telephone, facsimile or other electronic means. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant.

Record Date and Shares Outstanding

Only stockholders of record at the close of business on March 27, 2013, are entitled to attend and vote at the annual meeting. On the record date, 43,057,160 shares of our common stock were outstanding and held of record.

QUESTIONS AND ANSWERS REGARDING OUR ANNUAL MEETING

Although we encourage you to read this Proxy Statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you may have about the annual meeting or this Proxy Statement.

Q: Why am I receiving these proxy materials?

A: Our Board of Directors is providing these proxy materials for you in connection with our annual meeting of stockholders, which will take place on May 21, 2013. Stockholders are invited to attend the annual meeting and are requested to vote on the proposals described in this Proxy Statement.

Q: What is the Notice of Internet Availability?

A: In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the annual meeting, we are furnishing the proxy materials to our stockholders over the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, please follow the instructions included in the Notice for requesting such materials.

We mailed the Notice on or about April 9, 2013, to all stockholders entitled to vote at the annual meeting. On the date of mailing of the Notice, all stockholders and beneficial owners will have the ability to access all of our proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.

Q: What proposals will be voted on at the annual meeting?

A: There are three proposals scheduled to be voted on at the annual meeting:

•	Election of the three Class C nominees for director set forth in this Proxy Statement;

•	Approval of the amendment and restatement of our 1997 Stock Plan; and

•	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Q: What is Echelon’s voting recommendation?

A: Our Board of Directors unanimously recommends that you vote your shares “FOR” each of the three Class C nominees to our Board of Directors, “FOR” approval of our amended and restated 1997 Stock Plan, and “FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

Q: What happens if additional proposals are presented at the annual meeting?

A: Other than the three proposals described in this Proxy Statement, Echelon does not expect any additional matters to be presented for a vote at the annual meeting. If you are a stockholder of record and grant a proxy, the persons named as proxy holders, Kathleen B. Bloch, our Senior Vice President and General Counsel, and William R. Slakey, our Executive Vice President and Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of Echelon’s Class C nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

Q: Who can vote at the annual meeting?

A: Our Board of Directors has set March 27, 2013 as the record date for the annual meeting. All stockholders who owned Echelon common stock at the close of business on March 27, 2013 may attend and vote at the annual meeting. Each stockholder is entitled to one vote for each share of common stock held as of the record date on all matters to be voted on. Stockholders do not have the right to cumulate votes. On March 27, 2013, 43,057,160 shares of our common stock were outstanding. Shares held as of the record date include shares that are held directly in your name as the stockholder of record and those shares held for you as a beneficial owner through a broker, bank or other nominee.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most stockholders of Echelon hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record

If your shares are registered directly in your name with Echelon’s transfer agent, Computershare, you are considered the stockholder of record with respect to those shares and the Notice has been sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to Echelon or to vote in person at the annual meeting.

Beneficial Owners

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you request a “legal proxy” from the broker, bank or other nominee who holds your shares, giving you the right to vote the shares at the annual meeting.

Q: How many votes does Echelon need to hold the annual meeting?

A: A majority of Echelon’s outstanding shares as of the record date must be present at the annual meeting in order to hold the meeting and conduct business. This is called a quorum. Both abstentions and broker “non-votes” are counted as present for the purpose of determining the presence of a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Shares are counted also as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card or voting instruction card or voted via the Internet or by telephone.

Q: What is the voting requirement to approve each of the proposals?

A: Proposal One — Directors are elected by a plurality vote, and therefore the three individuals receiving the highest number of “FOR” votes will be elected. Votes of “WITHHOLD” and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality. You may vote either “FOR” or “WITHHOLD” on each of the three Class C nominees for election as director.

Proposals Two and Three — The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to (i) approve the amendment and restatement of our 1997 Stock Plan and (ii) ratify the appointment of KPMG LLP as our company’s independent registered public accounting firm. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposals Two and Three. Abstentions are deemed to be votes cast and have the same effect as a vote against the proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on the proposal.

Q: Who counts the votes?

A: Voting results are tabulated and certified by Broadridge Financial Solutions, Inc.

Q: What happens if I do not cast a vote?

A: Stockholders of record — If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting. However, if you submit a signed proxy card with no further instructions, the shares represented by that proxy card will be voted as recommended by our Board of Directors.

Beneficial owners — If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal One) and in favor of our Amended and Restated 1997 Stock Plan (Proposal Two), because if you do not indicate how you want your shares voted on such proposals, your bank, broker or other nominee is not allowed to vote those shares on your behalf on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors and with respect to our Amended and Restated 1997 Stock Plan, no votes will be cast on your behalf. Your bank, broker or other nominee will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our company’s independent registered public accounting firm (Proposal Three).

Q: How can I vote my shares in person at the annual meeting?

A: Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to vote in person, please bring your proxy card or proof of identification to the annual meeting. Even if you plan to attend the annual meeting, Echelon recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting. If you hold your shares in street name, you must request a legal proxy from your broker, bank or other nominee in order to vote in person at the annual meeting.

Q: How can I vote my shares without attending the annual meeting?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may vote by submitting a proxy; please refer to the voting instructions in the Notice or below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee; please refer to the voting instructions provided to you by your broker, bank or other nominee.

Internet — Stockholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions on the Notice until 11:59 p.m., Eastern Time, on May 20, 2013, or by following the instructions at www.proxyvote.com. Most of our stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, banks or other nominees. A large number of banks and brokerage firms are participating in Broadridge Financial Solutions, Inc.’s (formerly ADP Investor Communication Services) online program. This program provides eligible stockholders the opportunity to vote over the Internet or by telephone. Voting forms will provide instructions for stockholders whose bank or brokerage firm is participating in Broadridge’s program.

Telephone — If you request a printed set of the proxy materials, you will be eligible to submit your vote by telephone.

Mail — If you request a printed set of the proxy materials, you may indicate your vote by completing, signing and dating the proxy card or voting instruction form where indicated and by returning it in the prepaid envelope that will be provided.

Q: How can I change or revoke my vote?

A: Subject to any rules your broker, bank or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the annual meeting.

Stockholders of record — If you are a stockholder of record, you may change your vote by (1) filing with our General Counsel, prior to your shares being voted at the annual meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) attending the annual meeting and voting in person (although attendance at the annual meeting will not, by itself, revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our General Counsel prior to the taking of the vote at the annual meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our General Counsel or should be sent so as to be delivered to our principal executive offices, Attention: General Counsel.

Beneficial owners — If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, bank or other nominee, or (2) if you have obtained, from the broker, bank or other nominee who holds your shares, a legal proxy giving you the right to vote the shares, by attending the annual meeting and voting in person.

In addition, a stockholder of record or a beneficial owner who has voted via the Internet or by telephone may also change his, her or its vote by making a timely and valid later Internet or telephone vote no later than 11:59 p.m., Eastern Time, on May 20, 2013.

Q: Where can I find the voting results of the annual meeting?

A: The preliminary voting results will be announced at the annual meeting. The final results will be reported in a current report on Form 8-K filed within four business days after the date of the annual meeting.

Q: Who are the proxies and what do they do?

A: The two persons named as proxies on the proxy card, Kathleen B. Bloch, our Senior Vice President and General Counsel, and William R. Slakey, our Executive Vice President and Chief Financial Officer, were designated by our Board of Directors. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the stockholder of record as provided in the proxy card, it will be voted in accordance with the instructions indicated on the proxy card. If you are a stockholder of record and submit a signed proxy card, but do not indicate your voting instructions, your shares will be voted as recommended by our Board of Directors.

Q: What should I do if I receive more than one Notice or set of proxy materials?

A: If you received more than one Notice or set of proxy materials, your shares are registered in more than one name or brokerage account. Please follow the voting instructions on each Notice or voting instruction card that you receive to ensure that all of your shares are voted.

Q: How may I obtain a separate Notice or a separate set of proxy materials?

A: If you share an address with another stockholder, each stockholder may not receive a separate Notice or a separate copy of the proxy materials. Stockholders who do not receive a separate Notice or a separate copy of the proxy materials may request to receive a separate Notice or a separate copy of the proxy materials by contacting our Investor Relations department (i) by mail at 550 Meridian Avenue, San Jose, California 95126, (ii) by calling us at 408-938-5252, or (iii) by sending an email to mlarsen@echelon.com. Alternatively, stockholders who share an address and receive multiple Notices or multiple copies of our proxy materials may request to receive a single copy by following the instructions above.

Q: Is my vote confidential?

A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Echelon or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, stockholders provide written comments on their proxy cards, which are then forwarded to Echelon’s management.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Our stockholders may submit proposals that they believe should be voted upon at our next year’s annual meeting or nominate persons for election to our Board of Directors. Stockholders may also recommend candidates for election to our Board of Directors (See “Corporate Governance and Other Matters—Consideration of Stockholder Recommendations and Nominations of Board Members”). Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some stockholder proposals may be eligible for inclusion in our 2014 proxy statement and proxy. Any such stockholder proposals must be submitted in writing to the attention of Kathleen B. Bloch, Senior Vice President, General Counsel and Secretary, Echelon Corporation, 550 Meridian Avenue, San Jose, California 95126, no later than December 10, 2013, which is the date 120 calendar days prior to the one-year anniversary of the mailing date of this Proxy Statement. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2014 proxy statement.

Alternatively, under our Bylaws, a proposal or a nomination that the stockholder does not seek to include in our 2014 proxy statement pursuant to Rule 14a-8 may be submitted in writing to Kathleen B. Bloch, Senior Vice President, General Counsel and Secretary, Echelon Corporation, 550 Meridian Avenue, San Jose, California 95126, for the 2014 annual meeting of stockholders not less than 20 days nor more than 60 days prior to the date of such meeting. Note, however, that in the event we provide less than 30 days notice or prior public disclosure to stockholders of the date of the 2014 annual meeting, any stockholder proposal or nomination not submitted pursuant to Rule 14a-8 must be submitted to us not later than the close of business on the tenth day following the day on which notice of the date of the 2014 annual meeting was mailed or public disclosure was made. For example, if we provide notice of our 2014 annual meeting on April 22, 2014 for a 2014 annual meeting on May 20, 2014, any such proposal or nomination will be considered untimely if submitted to us after May 2, 2014. For purposes of the above, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, or in a document publicly filed by us with the SEC. As described in our Bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our common stock. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our Bylaws, or the Bylaw Deadline, the stockholder will not be permitted to present the proposal to our stockholders for a vote at the 2014 annual meeting.

The rules of the SEC also establish a different deadline for submission of stockholder proposals that are not intended to be included in our 2014 proxy statement with respect to discretionary voting, or the Discretionary Vote Deadline. The Discretionary Vote Deadline for the 2014 annual meeting is February 23, 2014, the date which is 45 calendar days prior to the one-year anniversary of the mailing date of this Proxy Statement. If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2014 annual meeting.

Because the Bylaw Deadline is not capable of being determined until we publicly announce the date of our 2014 annual meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at the 2014 annual meeting and we believe that our proxy holders at such meeting would be allowed to use the discretionary authority granted by the proxy to vote against the proposal at such meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

CORPORATE GOVERNANCE AND OTHER MATTERS

Corporate Governance

Corporate Governance Guidelines

Our Board of Directors first adopted written Corporate Governance Guidelines in November 2002 that outline, among other matters, the role and functions of our Board of Directors and the composition and responsibilities of various committees of our Board of Directors. The Corporate Governance Guidelines are available, along with other important corporate governance materials, at the investor relations section of our website at www.echelon.com.

The Corporate Governance Guidelines provide, among other things, that:

•	A majority of the directors must meet the independence criteria established by NASDAQ.

•

If the Chairman of the Board is not an independent director, then a Presiding Director must be appointed by the outside directors to assume the responsibility of chairing the regularly scheduled meetings of outside directors.

•	Our Board of Directors shall have a policy of holding separate meeting times for outside directors.

•

All of the members of the Nominating and Governance Committee, the Audit Committee and the Compensation Committee must meet the criteria for independence established by NASDAQ, except that our Board of Directors may make exceptions to this policy with respect to the Nominating and Governance Committee that are consistent with regulatory requirements.

•

Our Board of Directors shall have responsibility over such matters as overseeing our Chief Executive Officer and other senior management in the competent and ethical operation of our company, gathering and analyzing information obtained from management, retaining counsel and expert advisors, and overseeing and monitoring the effectiveness of governance practices.

In April, 2008, our Board of Directors appointed Robert J. Finocchio, Jr. as Presiding Director. Pursuant to the Corporate Governance Guidelines, the Presiding Director was selected by our non-employee directors and assumed the responsibilities of chairing meetings of non-employee directors, serving as the liaison between our Chief Executive Officer, Chairman of the Board and our independent directors, approving Board of Directors meeting agendas and schedules and information flow to our Board of Directors and such further responsibilities that the non-employee directors as a whole designate from time to time.

As the operation of our Board of Directors is a dynamic process, our Board of Directors regularly reviews changing legal and regulatory requirements, evolving best practices and other developments. Accordingly, our Board of Directors may modify the Corporate Governance Guidelines from time to time, as it deems appropriate.

In October, 2011, our Board of Directors appointed Ronald A. Sege, our Chief Executive Officer and President, to also serve as Chairman of the Board. At the same time, our Board reaffirmed Mr.  Finocchio’s appointment as our Presiding Director.

Board Leadership Structure and Role in Risk Management

Our company’s management is responsible for the day to day assessment and management of the risks we face, while our Board of Directors administers its risk oversight function directly and through the Audit Committee and the Compensation Committee. Management regularly reports to our Board of Directors and/or the relevant Committee regarding identified or potential risks. The areas of material risk to our company include strategic, operational, financial, regulatory, and legal risks. Our Board of Directors regularly reviews our company’s strategies and attendant risks, and provides advice and guidance with respect to strategies to manage these risks while attaining long- and short-terms goals. Operational risks, including supply risks that might cause, and reputational risks that might result from, operational issues, and financial risks, including internal controls and credit risk associated with our customers, as well as overall economic risks, are the purview of our Audit Committee. The Audit Committee’s review is accompanied by regular reports from management and assessments from our company’s internal and external auditors. In assessing legal or regulatory risks, our Board of Directors and the Audit Committee are advised by management, counsel and experts, as appropriate. The Compensation Committee is responsible for overseeing the management of risks associated with executive and employee compensation plans and retention, to ensure that our company’s compensation programs remain consistent with our stockholders’ interests, that such programs do not encourage excessive risk-taking, and that such programs are designed to retain valued executives and employees.

Consideration of Stockholder Recommendations and Nominations of Board Members

The Nominating and Corporate Governance Committee will consider both recommendations and nominations from stockholders for candidates to our Board of Directors. A stockholder who desires to recommend a candidate for election to our Board of Directors shall direct the recommendation in writing to the Company Corporate Secretary, Echelon Corporation, 550 Meridian Avenue, San Jose, California 95126, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and our company within the last three years and evidence of the nominating person’s ownership of our stock and amount of stock holdings. For a stockholder recommendation to be considered by the Nominating and Corporate Governance Committee as a potential candidate at an annual meeting, nominations must be received on or before the deadline for receipt of stockholder proposals.

If, instead, a stockholder desires to nominate a person directly for election to our Board of Directors, the stockholder must follow the rules set forth by the SEC (see “Deadline for Receipt of Stockholder Proposals” above) and meet the deadlines and other requirements set forth in our Bylaws, including providing, (1) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of our company which are beneficially owned by such person, (d) any other information relating to such person that is required by law to be disclosed in solicitations of proxies for election of directors, and (e) such person’s written consent to being named as a nominee and to serving as a director if elected; and (2) as to the stockholder giving the notice: (a) the name and address, as they appear on our company’s books, of such stockholder, (b) the class and number of shares of our company which are beneficially owned by such stockholder, and (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination.

Identifying and Evaluating Nominees for our Board of Directors

The Nominating and Corporate Governance Committee shall use the following procedures to identify and evaluate the individuals that it selects, or recommends that our Board of Directors select, as director nominees:

•

The Committee shall review the qualifications of any candidates who have been properly recommended or nominated by stockholders, as well as those candidates who have been identified by management, individual members of our Board of Directors or, if the Committee determines, a search firm. Such review may, in the Committee’s discretion, include a review solely of information provided to the Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Committee deems proper.

•	The Committee shall evaluate the performance and qualifications of individual members of our Board of Directors eligible for re-election at the annual meeting of stockholders.

•

The Committee shall consider the suitability of each candidate, including the current members of our Board of Directors, in light of the current size and composition of our Board of Directors. In evaluating the suitability of the candidates, the Committee considers many factors, including, among other things, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. Diversity is also an important factor for the Committee to consider, as evidenced by the fact that two of the more recent additions to our company’s Board of Directors have added to its diversity. The Committee evaluates such factors, among others, and considers each individual candidate in the context of the current perceived needs of our Board of Directors as a whole. Except as may be required by rules promulgated by NASDAQ or the SEC, it is the current sense of the Committee that there are no specific minimum qualifications that must be met by each candidate for our Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of our Board of Directors to possess.

•

After such review and consideration, the Committee selects, or recommends that our Board of Directors select, the slate of director nominees, either at a meeting of the Committee at which a quorum is present or by unanimous written consent of the Committee.

•	The Committee will endeavor to notify, or cause to be notified, all director candidates of its decision as to whether to nominate such individual for election to our Board of Directors.

Standards of Business Conduct

We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of Echelon. The Code of Business Conduct and Ethics can be viewed at the investor relations section of our website at www.echelon.com. We will post any amendments to, or waivers from, our Code of Business Conduct and Ethics at that location on our website.

Stockholder Communications

Any stockholder may contact any of our directors by writing to them by mail or express mail c/o Echelon Corporation, 550 Meridian Avenue, San Jose, California 95126.

Any stockholder communications directed to our Board of Directors (other than concerns regarding questionable accounting or auditing matters directed to the Audit Committee or otherwise in accordance with our Financial Information Integrity Policy, which Financial Information Integrity Policy can be viewed at the investor relations section of our website at www.echelon.com) will first go to our General Counsel, who will log the date of receipt of the communication as well as (for non-confidential communications) the identity of the correspondent in our stockholder communications log.

Unless the communication is marked “confidential,” our General Counsel will review, summarize and, if appropriate, draft a response to the communication in a timely manner. The summary and response will be in the form of a memo, which will become part of our stockholder communications log that our General Counsel maintains with respect to all stockholder communications.

At least quarterly, or more frequently as our General Counsel deems appropriate, our General Counsel will forward all such original stockholder communications along with the related memos to our Board of Directors for review.

Any stockholder communication marked “confidential” will be logged by our General Counsel as “received” but will not be reviewed, opened or otherwise held by our General Counsel. Such confidential correspondence will be immediately forwarded to the addressee(s) without a memo or any other comment by our General Counsel.

Meetings and Attendance of our Board of Directors and Committees of our Board of Directors

Attendance of Directors at 2012 Annual Meeting of Stockholders

It is the policy of our Board of Directors to strongly encourage board members to attend the annual meeting of stockholders. Six members of our Board of Directors attended in person our annual meeting of stockholders on May 22, 2012.

Attendance at Board and Committee Meetings

Our Board of Directors held six meetings in 2012. Each director is expected to attend each meeting of our Board of Directors and those committees on which he or she serves. During 2012, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors (held during the period for which he or she was a director) and (ii) the total number of meetings held by all committees of our Board of Directors on which such director served (held during the periods that he or she served), except for Livio Gallo, who did not attend the lone applicable meeting. Mr. Gallo resigned from our Board of Directors, for personal reasons, as of March 14, 2012. During 2012, certain matters were approved by our Board of Directors or a committee of our Board of Directors by unanimous written consent.

Committees of our Board of Directors

Our Board of Directors currently has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee has a written charter that has been approved by our

Board of Directors, copies of which can be viewed at the investor relations section of our website at www.echelon.com. Pursuant to our 1997 Stock Plan, our Board of Directors delegated authority to our Chief Executive Officer, Ronald A. Sege, to grant stock options, performance shares, and stock-settled stock appreciation rights (SARs) to employees who are not executive officers of up to a maximum of 25,000 shares per person per year and, generally, up to an aggregate of 250,000 shares per year. The Compensation Committee, Audit Committee, and Nominating and Corporate Governance Committee are described as follows:

Compensation Committee

The members of the Compensation Committee are Armas Clifford Markkula, Jr., Richard M. Moley (Chair) and Betsy Rafael. The Compensation Committee held two meetings in 2012. The purposes of the Compensation Committee are to:

•	discharge the responsibilities of our Board of Directors relating to compensation of our executive officers;

•	approve and evaluate executive officer compensation plans, policies and programs; and

•	produce an annual report on executive compensation for inclusion in our proxy statement.

The responsibilities of the Compensation Committee include annually reviewing and approving, for our Chief Executive Officer and our other executive officers, (1) annual base salary, (2) annual incentive bonus, including the specific goals and amount, (3) equity compensation, (4) employment agreements, severance arrangements and change in control agreements and provisions, and (5) any other benefits, compensation or arrangements. In addition, the Compensation Committee will conduct an annual review of the performance of our Chief Executive Officer, and will oversee the management of risks associated with executive and employee compensation and plans to ensure that our company’s compensation programs remain consistent with our stockholders’ interests and that such programs do not encourage excessive risk-taking. The Compensation Committee also approves our company-wide pay-for-performance evaluation plan, as well as general metrics for employee base salaries when compared to peer companies and the scope of our annual equity compensation grant to employees.

Audit Committee

The members of the Audit Committee are Robyn M. Denholm, Robert J. Finocchio, Jr. (Chair) and Betsy Rafael. Our Board of Directors has determined that directors Denholm, Finocchio and Rafael are “audit committee financial experts,” as that term is defined in Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended, and that all members of our Audit Committee are independent within the meaning of Rule 5605(a)(2) of the listing standards of the Marketplace Rules of NASDAQ. The Audit Committee held four meetings in 2012. The purposes of the Audit Committee are to:

•	oversee our accounting and financial reporting processes and the internal and external audits of our financial statements;

•

assist our Board of Directors in the oversight and monitoring of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications, independence and performance, and (4) our internal accounting and financial controls;

•	outline to our Board of Directors the results of its monitoring and recommendations derived therefrom and improvements made, or to be made, in internal accounting controls;

•	prepare the report that the rules of the SEC require to be included in our annual proxy statement;

•	appoint our independent registered public accounting firm; and

•

provide to our Board of Directors such additional information and materials as it may deem necessary to make our Board of Directors aware of significant financial matters that require the attention of our Board of Directors.

The responsibilities of the Audit Committee include the continuous review of the adequacy of our system of internal controls; oversight of the work of our independent registered public accounting firm, including a post-audit review of the financial statements and audit findings; oversight of compliance with SEC requirements regarding audit related matters; review, in conjunction with counsel, of any legal matters that could significantly impact our financial statements; and oversight and review of our information technology and management information systems policies and risk management policies, including our investment policies.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Armas Clifford Markkula, Jr., Richard M. Moley and Larry Sonsini (Chair). The Nominating and Corporate Governance Committee held one meeting in 2012. The purpose of the Nominating and Corporate Governance Committee is to ensure that our Board of Directors is properly constituted to meet its fiduciary obligations to stockholders and our company and that our company has and follows appropriate governance standards. To carry out this purpose, the Nominating and Corporate Governance Committee shall:

•	assist our Board of Directors by identifying prospective director nominees and to recommend to our Board of Directors the director nominees for the next annual meeting of stockholders;

•	develop and recommend to our Board of Directors the governance principles applicable to our company;

•	oversee the evaluation of our Board of Directors and management; and

•	recommend to our Board of Directors director nominees for each committee.

The responsibilities of the Nominating and Corporate Governance Committee include evaluating the composition, organization and governance of our Board of Directors and its committees, including determining future requirements; overseeing the performance evaluation process of our Board of Directors; making recommendations to our Board of Directors concerning the appointment of directors to committees, selecting Board committee chairs and proposing the slate of directors for election; and making recommendations to our Board of Directors regarding compensation for non-employee directors and Board committee members.

Director Independence

Our Board of Directors has affirmatively determined that each of its members, other than Robert R. Maxfield and Ronald A. Sege, are independent directors under the listing standards of the Marketplace Rules of NASDAQ and applicable SEC rules, and that all of its members, other than Mr. Maxfield and Mr. Sege, were independent directors under the listing standards of the Marketplace Rules of NASDAQ in the three prior years.

Our Board of Directors has also determined that all directors serving as members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent under the NASDAQ listing standards and the rules of the SEC. Additionally, our Board of Directors has determined that all members of the Compensation Committee meet the non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, and the outside director definition of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Director Compensation

In February 2007, our Board of Directors determined that in consideration for service on our Board of Directors, each non-employee director shall receive a cash payment of $40,000 per fiscal year, to be paid quarterly. In addition, in consideration for service on our Board of Directors or on one or more of our Compensation and/or Nominating and Corporate Governance Committees of our Board of Directors, each non-employee director shall receive a cash payment of $1,000 per Board of Directors meeting or Committee meeting attended, to be payable on the date of each such meeting so attended. We also determined that in consideration of the significantly greater time commitment and potential risk exposure for serving as a member of our Audit Committee, each director shall receive a cash payment of $2,000 per Audit Committee meeting attended, to be payable on the date of each such meeting so attended. From time to time, our Board of Directors may establish ad hoc committees constituted for a specific purpose or purposes. Payments, if any, to directors for serving on these committees are determined by our Board of Directors on a real-time basis.

Furthermore, non-employee directors are eligible to participate in our 1997 Stock Plan. Our Board of Directors has adopted a program, effective as of the July 27, 2008 expiration date of our 1998 Director Option Plan, for automatically granting awards of nonqualified stock options to non-employee directors under our 1997 Stock Plan on the same terms as grants previously made under our 1998 Director Option Plan. Such program provides for the automatic grant of an option to purchase 25,000 shares of common stock on the date on which such person first becomes a non-employee director. Additionally, each non-employee director shall automatically be granted a 10,000 share option on the date of each annual meeting of stockholders, provided he or she is re-elected to our Board of Directors or otherwise remains on our Board of Directors on such date and provided that on such date he or she shall have served on our Board of Directors for at least the preceding six months. All options granted under this program are fully vested at grant. On May 22, 2012, the date of our 2012 annual meeting of stockholders, directors Denholm, Finocchio, Maxfield, Markkula, Moley, Rafael and Sonsini were each granted a 10,000 share option at a per share exercise price of $3.52.

Director Summary Compensation Table for Fiscal 2012

The table below summarizes the compensation paid by our company to non-employee directors for the fiscal year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)(3)	Total ($)
Robyn M. Denholm	53,000	13,423	66,423
Robert J. Finocchio, Jr.	64,000	13,423	77,423
Livio Gallo (4)	—	—	—
Armas Clifford Markkula, Jr.(5)	49,000	13,423	62,423
Robert R. Maxfield	56,000	13,423	69,423
Richard M. Moley (5)	59,000	13,423	72,423
Betsy Rafael	66,000	13,423	79,423
Larry W. Sonsini (5)	48,000	13,423	61,423

(1)	Amounts shown do not reflect compensation actually received by the directors. Instead, the amounts shown are the grant date fair value of the stock awards (disregarding an estimate of forfeitures) as determined in accordance with FASB ASC Topic 718, which were recognized for financial statement purposes. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 1, 2013. These amounts do not correspond to the actual value that will be recognized by the directors upon exercise or sale of such awards.
(2)	On May 22, 2012, the date of our annual meeting of stockholders, each non-employee director serving in such capacity for at least the prior six months was granted a fully vested option to purchase 10,000 shares at a per share exercise price of $3.52, the closing price of our common stock on that date.

(3)	As of December 31, 2012, the aggregate number of shares underlying options outstanding for each of our non-employee directors was:

Name	Aggregate Number of Shares
Robyn M. Denholm	65,000
Robert J. Finocchio, Jr.	50,000
Livio Gallo	—
Armas Clifford Markkula, Jr.	50,000
Robert R. Maxfield	30,000
Richard M. Moley	50,000
Betsy Rafael	40,000
Larry W. Sonsini	50,000

(4)	Mr. Gallo was appointed to Echelon’s Board of Directors effective June 30, 2011 and resigned effective March 14, 2012. Mr. Gallo elected not to receive any equity or cash compensation during his tenure citing rules imposed by his employer, Enel Distribuzione.
(5)	Cash fees include $1,000 for a Nominating and Governance Committee meeting held in 2011 but paid in 2012.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

We currently have eight members on our Board of Directors. Our Board of Directors is divided into three classes, with each director serving a three-year term and one class being elected at each year’s annual meeting of stockholders. Robyn M. Denholm, Richard M. Moley and Betsy Rafael are the Class C directors whose terms will expire at the 2013 Annual Meeting of Stockholders and they have been nominated by our Board of Directors for reelection at the Annual Meeting of Stockholders to be held May 21, 2013. Ronald A. Sege and Larry W. Sonsini are the Class A directors whose terms will expire at the 2014 Annual Meeting of Stockholders, and Robert J. Finocchio, Jr., Armas Clifford Markkula, Jr. and Robert R. Maxfield are the Class B directors whose terms will expire at the 2015 Annual Meeting of Stockholders. All of the directors, including the Class C nominees, are incumbent directors. There are no family relationships among any of our directors or executive officers, including any of the nominees mentioned above. Unless otherwise instructed, the holders of proxies solicited by this Proxy Statement will vote the proxies received by them for the three Class C nominees. In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxy holders will vote for a nominee designated by the present Board of Directors to fill the vacancy. We are not aware of any reason that any nominee will be unable or will decline to serve as a director. Our Board of Directors recommends a vote “FOR” the election of each of the Class C nominees listed above.

Director Information

Current Directors

The names of the members of our Board of Directors, including the Class C nominees, their ages as of March 27, 2013, and certain information about them, are set forth below.

Name	Age	Principal Occupation
Robyn M. Denholm (1) (2)	49	Chief Financial Officer and Executive Vice President of Juniper Networks, Inc.
Robert J. Finocchio, Jr. (2)	61	Corporate director, private investor and part time professor

Name	Age	Principal Occupation
Armas Clifford Markkula, Jr. (3) (4)	71	Vice Chairman of the Board of Directors of Echelon
Robert R. Maxfield	71	Private investor
Richard M. Moley (1) (3) (4)	74	Private investor
Betsy Rafael (1) (2) (3)	51	Corporate Director
Ronald A. Sege (5)	55	Chairman of the Board, President and Chief Executive Officer of Echelon
Larry W. Sonsini (4)	72	Chairman of Wilson Sonsini Goodrich & Rosati, P.C.

(1)	Denotes nominee for election at the 2013 Annual Meeting of Stockholders.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.
(4)	Member of the Nominating and Corporate Governance Committee.
(5)	Sole member of the stock option committee.

Director Biographies

The business experience and other specific skills, attributes and qualifications of each of the nominees is as follows:

Robyn M. Denholm has been a director of our company since 2008. Ms. Denholm is currently Chief Financial Officer and Executive Vice President of Juniper Networks. Prior to joining Juniper Networks in August 2007, Ms. Denholm was employed at Sun Microsystems where she served as Senior Vice President, Corporate Strategic Planning. In that role, she was responsible for Sun’s corporate operating system, and the global sales and service administration function and she served as the leader of Sun’s business transformation initiative. Ms. Denholm joined Sun in 1996 and served in executive assignments that included Senior Vice President, Finance; Vice President and Corporate Controller (Chief Accounting Officer); Vice President, Finance; Service Division, Director, Shared Financial Services APAC and Controller, Australia/New Zealand. Prior to joining Sun, Ms. Denholm served at Toyota Motor Corporation Australia for seven years and at Arthur Andersen and Company for five years, in various finance assignments. Ms. Denholm is a Fellow of the Institute of Chartered Accountants of Australia and holds a Bachelors degree in Economics from the University of Sydney and a Masters of Commerce degree from the University of New South Wales.

Our Nominating and Corporate Governance Committee has reviewed Ms. Denholm’s qualifications and background and has determined that based on her extensive executive and financial experience, Ms. Denholm is well qualified to serve as a director of our company in light of our company’s business activities.

Robert J. Finocchio, Jr. has been a director of our company since 1999. Mr. Finocchio served as Chairman of the Board of Informix Corporation, an information management software company, from August 1997 to September 2000. Since September 2000, Mr. Finocchio has been a dean’s executive professor at Santa Clara University’s Leavey School of Business. From July 1997 until July 1999, Mr. Finocchio served as President and Chief Executive Officer of Informix. From December 1988 until May 1997, Mr. Finocchio was employed with 3Com Corporation, a global data networking company, where he held various positions, most recently serving as President, 3Com Systems. Mr. Finocchio also serves as a director of Broadcom Corporation and served as a director of Altera Corp. from 2002 to December 2011 and as a director of Sun Microsystems from 2006 to January 2010. Mr. Finocchio is Chair of the Board of Trustees of Santa Clara University. Mr. Finocchio holds a B.S. degree in Economics from Santa Clara University and an M.B.A. degree from the Harvard Business School.

Our Nominating and Corporate Governance Committee has reviewed Mr. Finocchio’s qualifications and background and has determined that based on his extensive executive and financial experience, Mr. Finocchio is well qualified to serve as a director of our company in light of our company’s business activities.

Armas Clifford Markkula, Jr. is the founder of our company and has served as a director since 1988. He has been Vice Chairman of our Board of Directors since 1989. Mr. Markkula was Chairman of the Board of Apple Computer from January 1977 to May 1983 and from October 1993 to February 1996 and was a director from 1977 to 1997. A founder of Apple, he held a variety of positions there, including President/Chief Executive Officer and Vice President of Marketing. Prior to founding Apple, Mr. Markkula was with Intel Corporation as Marketing Manager, Fairchild Camera and Instrument Corporation as Marketing Manager in the Semiconductor Division, and Hughes Aircraft as a member of the technical staff in the company’s research and development laboratory. Mr. Markkula is a former trustee of Santa Clara University and served as Chair of the Board of Trustees from 2003 through 2009. Mr. Markkula received B.S. and M.S. degrees in Electrical Engineering from the University of Southern California.

Our Nominating and Corporate Governance Committee has reviewed Mr. Markkula’s qualifications and background and has determined that based on his extensive executive experience, Mr. Markkula is well qualified to serve as a director of our company in light of our company’s business activities.

Robert R. Maxfield has been a director of our company since 1989 and served as President and Chief Executive Officer of our company from November 2009 until August 18, 2010 and as assistant to the CEO/President from August 19, 2010 to November 4, 2010. He also served as our company’s Senior Vice President of Products from April 2008 through September 2008 and a consultant to our company from October 2008 through April 2009. He was a co-founder of ROLM in 1969, and served as Executive Vice President and a director until ROLM’s merger with IBM in 1984. Following the merger, he continued to serve as Vice President of ROLM until 1988. Since 1988, he has been a private investor. Mr. Maxfield was a venture partner with Kleiner, Perkins, Caufield & Byers, a venture capital firm, from 1989 to 1992. Mr. Maxfield received B.A. and B.S.E.E. degrees from Rice University, and M.S. and Ph.D. degrees in Electrical Engineering from Stanford University.

Our Nominating and Corporate Governance Committee has reviewed Mr. Maxfield’s qualifications and background and has determined that based on his extensive executive experience, Mr. Maxfield is well qualified to serve as a director of our company in light of our company’s business activities.

Richard M. Moley has been a director of our company since 1997. Since August 1997, Mr. Moley has been a private investor. From July 1996 to August 1997, he served as Senior Vice President, Wide Area Business Unit and as a director of Cisco Systems, following Cisco Systems’ purchase of StrataCom, where he was Chairman of the Board, Chief Executive Officer and President. Mr. Moley also serves as a director of Linear Technology. Mr. Moley received a B.S. degree in Electrical Engineering from Manchester University, an M.S. degree in Electrical Engineering from Stanford University and an M.B.A. degree from Santa Clara University.

Our Nominating and Corporate Governance Committee has reviewed Mr. Moley’s qualifications and background and has determined that based on his extensive executive experience, Mr. Moley is well qualified to serve as a director of our company in light of our company’s business activities.

Betsy Rafael has been a director of our company since 2005. Ms. Rafael served as Principal Accounting Executive of Apple Inc. from January 2008 to October 19, 2012 and as its Vice President and Corporate Controller until October 19, 2012. From September 2006 to August 2007, Ms. Rafael held the position of Vice President, Corporate Finance for Cisco Systems. From April 2002 to September 2006, she served as Vice President, Corporate Controller and Principal Accounting Officer of Cisco Systems. From December 2000 to April 2002, Ms. Rafael was the Executive Vice President, Chief Financial Officer, and Chief Administrative Officer of Aspect Communications, Inc., a provider of customer relationship portals. From April 2000 to November 2000, Ms. Rafael was Senior Vice-President and CFO of Escalate Inc., an enterprise e-commerce application service provider. From 1994 to 2000, Ms. Rafael held a number of senior positions at Silicon Graphics, culminating her career at Silicon Graphics as Senior Vice President and Chief Financial Officer. Prior to SGI, Ms. Rafael held senior management positions in finance with Sun Microsystems and Apple Computer. Ms. Rafael began her career with Arthur Young & Company. Ms. Rafael received a B.S.C. degree in Accounting from Santa Clara University.

Our Nominating and Corporate Governance Committee has reviewed Ms. Rafael’s qualifications and background and has determined that based on her extensive executive and financial experience, Ms. Rafael is well qualified to serve as a director of our company in light of our company’s business activities.

Ronald A. Sege has been President, Chief Executive Officer and a member of our Board of Directors since August 19, 2010. Our Board of Directors appointed Mr. Sege as Chairman of the Board on October 12, 2011. Mr. Sege served as President and Chief Operating Officer and a member of the board of directors of 3Com Corporation (“3Com”) from April 2008 until the acquisition of 3Com by Hewlett-Packard Company effective April 12, 2010. Prior to re-joining 3Com, Mr. Sege served as President and Chief Executive Officer of Tropos Networks, Inc., a provider of wireless broadband networks, from 2004 to 2008. Prior to Tropos, Mr. Sege was President and Chief Executive Officer of Ellacoya Networks, Inc., a provider of broadband service optimization solutions based on deep packet inspection technology, from 2001 to 2004. Prior to Ellacoya, Mr. Sege was Executive Vice President of Lycos, Inc., an internet search engine, from 1998 to 2001. Prior to Lycos, Mr. Sege spent nine years at 3Com, from 1989 to 1998, serving in a variety of senior management roles including Executive Vice President, Global Systems Business Unit. Mr. Sege joined the Board of Directors of Ubiquiti Networks, Inc. in October 2012. Mr. Sege holds an M.B.A. from Harvard University and a B.A. degree from Pomona College.

Our Nominating and Corporate Governance Committee has reviewed Mr. Sege’s qualifications and background and has determined that based on his extensive executive experience, Mr. Sege is well qualified to serve as a director of our company in light of our company’s business activities.

Larry W. Sonsini has been a director of our company since 1993. Mr. Sonsini serves as Chairman of the law firm of Wilson Sonsini Goodrich & Rosati, P.C., where he has practiced since 1966. Mr. Sonsini received an A.B. degree in Political Science and Economics and an L.L.B. degree from the University of California at Berkeley. Mr. Sonsini served as a director of LSI Logic Corporation (currently LSI Corporation), from 2000 to 2006, as a director of Pixar from 1995 to 2006 and as a director of Silicon Valley Bancshares from 2003 to 2006.

Our Nominating and Corporate Governance Committee has reviewed Mr. Sonsini’s qualifications and background and has determined that based on his extensive executive and legal experience, Mr. Sonsini is well qualified to serve as a director of our company in light of our company’s business activities.

Class C Director Nominees

Robyn M. Denholm

Richard M. Moley

Betsy Rafael

Vote Required

Directors shall be elected by a plurality vote. The three Class C nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes against, abstentions and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSED SLATE OF CLASS C DIRECTORS.

PROPOSAL TWO

APPROVAL OF THE AMENDED AND RESTATED 1997 STOCK PLAN

We are asking stockholders to approve the amendment and restatement of the Echelon Corporation 1997 Stock Plan (the “Plan”). The Board has determined it is in the best interest of the Company and our stockholders to amend and restate the Plan to (i) extend the term of the Plan through April 3, 2023; (ii) establish an aggregate reserve of 10,905,404 shares of our Common Stock issuable under the Plan, which represents a substantial reduction to the Plan’s current share reserve; (iii) eliminate the annual “evergreen” share increase provision and establish limits on the number of shares issuable under the Plan in the form of restricted shares or restricted stock units; (iv) establish annual limits on equity awards under the Plan to non-employee members of our Board; and (v) approve a revised menu of performance-based compensation measures under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).

We believe strongly that approving the Plan is essential to our continued success and therefore is in the best interest of the Company and our stockholders. Our employees are our most valuable assets. The Board believes that grants of equity awards available under the Plan will help create long-term equity participation in the Company and thereby assist us in attracting, retaining, motivating and rewarding employees, directors, and consultants.

In setting the share reserve under the Plan, we considered the number of outstanding awards and our forecasted grants under the Plan. As of March 29, 2013, a total of 20,972,838 shares of our Common Stock were reserved for issuance under the Plan, of which 5,505,404 shares were subject to outstanding awards and 15,467,434 shares remained available for new awards under the Plan. If shareholders approve the Plan, the total number of shares issuable under the Plan after April 3, 2013, will be reduced from 20,972,838 to 10,905,404, including the 5,505,404 shares subject to current outstanding awards plus an additional 5,400,000 shares for future new awards. The shares added for future awards are anticipated to be sufficient to meet our expected grants under the Plan for the next two to three years, however future business needs may affect this projection. In determining size of the share reserve, we took into account our historical grant practices and our rate of granting equity awards (“burn rate”). Over the past three year period ending in 2012, our average annual “burn rate” has been 7.49%, which is above industry guidelines recommended by proxy advisory firms. If our stockholders approve the amendment and restatement of the Plan, we have committed not to exceed a three year average burn rate of 5.77% over the next three year period ending in 2015.

Under the amended and restated Plan, the annual “evergreen” share replenishment will be eliminated prospectively and a limitation on the number of shares issuable as restricted stock units and restricted shares (referred to as “full value awards”) will be added to the Plan. The latter change would be effected by adding a “fungible share” ratio to the Plan whereby grants of full value awards after May 21, 2013, reduce the number of shares issuable under the Plan by 1.7 shares for each share subject to such awards. If shares subject to such awards are subsequently forfeited or otherwise would return to the Plan reserve, the unvested or cancelled shares will be returned to the share reserve as 1.7 shares for each share forfeited or otherwise returned to the Plan share reserve.

We are also seeking to approve the menu of performance-based compensation measures to be used under the Plan as required by Section 162(m). Our stockholders have previously approved similar performance-based compensation measures, and we are asking for approval of a new expanded menu, as required under Section 162(m) in order to potentially qualify for the availability of federal tax deductions for certain performance-based compensation. If this proposal is not approved by our stockholders, we will make no future equity awards under the Plan on or after the date of our 2013 annual stockholder meeting.

We are also seeking approval of an annual limit on awards to non-employee members of our Board of 50,000 shares.

Our Board approved as of April 3, 2013, subject to stockholder approval, the amendment and restatement of the Plan, which is attached as Appendix A to this Proxy Statement and described in this proposal. If the stockholders approve the amended and restated Plan, it will replace the current version of the Plan. Otherwise, the current version of the Plan will remain in effect.

Our executive officers and directors have an interest in the amendment and restatement of the Plan because they are eligible for awards under the Plan.

Description of the Amended and Restated 1997 Stock Plan

The following description of the principal features of the amended and restated Plan is qualified in its entirety by reference to the text of the amended and restated Plan, which is attached as Appendix A to this Proxy Statement.

Purpose

The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company’s business.

Eligibility

Awards may be granted to employees, directors and consultants of the Company and employees and consultants of any parent or subsidiary corporation of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of March 27, 2013, the Company had approximately 221 employees (full-time and part-time employees), including five named executive officers seven non-employee directors, who would be eligible to participate in the Plan.

Administration of Plan

The Plan is administered by our Board or a committee of individuals satisfying applicable laws appointed by the Board (the “Committee”). To make grants to certain officers and key employees of the Company, the members of the Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, administration must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. Note that the Committee is not required to structure awards in a manner that qualifies for the performance-based compensation exemption under Section 162(m) of the Code and may structure them in a different manner if it feels that it is appropriate.

Share Reserve

If stockholders approve this proposal, a total of 10,905,404 shares of our Common Stock will be authorized for issuance under the Plan. This number includes 5,505,404 shares subject to outstanding awards as of March 29, 2013, consisting of stock options and stock-settled SARs to purchase 3,658,154 shares of our Common Stock and performance shares and restricted stock units to acquire 1,847,250 shares of our Common Stock. The outstanding stock options and stock-settled SARs had a weighted average exercise price of $5.785 and a weighted average contractual term of 5.41 years. In addition, the Plan reserve will include 5,400,000 shares of our Common Stock available for future awards.

Any shares subject to an award granted prior to May 21, 2013, the date of our 2013 annual meeting of stockholders, with a per share price less than the fair market value of our Common Stock on the date of grant were counted against the authorized share reserve as 1 share for every 1 share subject to the award, and if returned to the Plan such shares are counted as 1 shares for every 1 share returned. For any awards granted on or after May 21, 2013, any shares subject to an award with a per share price less than the fair market value of our Common Stock on the date of grant will be counted against the authorized share reserve as 1.7 shares for every 1 share subject to such award, and if returned to the Plan such shares will be counted as 1.7 shares for every 1 share returned.

If an award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, RSUs, performance shares or performance units, is forfeited to or repurchased by the Company, the unpurchased shares (or for awards other than stock options and SARs, the forfeited or repurchased shares) will become available for future grant or sale under the Plan. If a SAR is settled in shares, the gross number of shares exercised will cease to be available under the Plan. Shares that actually have been issued under the Plan under any award will not be returned to the Plan and will not become available for future distribution under the Plan.

If unvested shares of restricted stock, RSUs, performance shares or performance units are repurchased by the Company or are forfeited to the Company, such shares will become available for future grant under the Plan. Shares used to pay the exercise or purchase price of an award (including pursuant to a net exercise of a stock option) and/or to satisfy the tax withholding obligations related to a stock option or SAR will not become available for future grant or sale under the Plan. Notwithstanding the foregoing however, and for the avoidance of doubt, shares used to satisfy tax withholding obligations related to restricted stock, RSUs, deferred stock units, performance shares or performance units shall become available for future grant or sale under the Plan. Awards paid out in cash rather than shares will not reduce the number of shares available for issuance under the Plan.

Limitations

The Plan contains annual grant limits intended to satisfy Section 162(m). Specifically, the maximum number of shares which could be issued to any one individual in any fiscal year pursuant to stock options or SARs is limited to 1,000,000. The maximum which could be issued to any one individual in any fiscal year pursuant to the grant of restricted shares or RSUs is 500,000 shares. The maximum which could be issued to any one individual in any fiscal year pursuant to performance units or performance shares is $1,000,000 and 1,000,000 shares, respectively. In addition, an individual may be granted stock options or SARs to purchase up to an additional 1,000,000 shares of Common Stock, or restricted shares or RSUs with respect to 1,000,000 shares, in connection with his or her initial hiring by the Company.

The Committee will adjust the maximum number and type of securities that may be granted pursuant to the Plan, the limitations on annual grants to individuals or in connection with an individual’s initial hiring, as well as the number and type of securities subject to outstanding awards, the grant price or the other price of shares subject to outstanding awards, in the event of a stock split, reverse stock split, stock dividend, combination or reclassification of our Common Stock, or other increase or decrease in the number of shares of Common Stock effected without the receipt of consideration.

Separately, the Plan limits the shares subject to awards that can be made each year to our non-employee Board members to 50,000 per fiscal year.

Awards

The Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock, restricted stock units (“RSUs”), stock appreciation rights (“SARs”), performance units and performance shares. Set forth below is a general description of the types of awards that may be granted under the Plan. On April 3, 2013 the closing price of our Common Stock on the NASDAQ was $2.28 per share.

Stock Options

The per share exercise price for the shares to be issued pursuant to exercise of a stock option shall be no less than 100% of the fair market value of our Common Stock on the date of grant. The term of any stock option, including specifically an incentive stock option, may not exceed ten years, except that with respect to any participant who owns 10% of the voting power of all classes of our outstanding stock, the term of an incentive stock option must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The Committee determines the term of all other stock options.

Upon termination of a participant’s service with us or any parent or subsidiary of ours, he or she may exercise his or her stock option for the period of time stated in the stock option agreement. Generally, if termination is due to death or disability, the stock option will remain exercisable for 12 months. In all other cases, the stock option will generally remain exercisable for thirty days. However, a stock option may never be exercised later than the expiration of its term.

Stock Appreciation Rights

SARs allow the recipient to receive the appreciation in the fair market value of our Common Stock between the exercise date and the date of grant. The Committee determines the terms of SARs, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our Common Stock, or a combination thereof. Notwithstanding the foregoing, the terms of a SAR will require that the per share exercise price for the shares to be issued pursuant to the exercise of a SAR shall be no less than 100% of the fair market value of our Common Stock on the date of grant and the term of any SAR may not exceed ten years.

Restricted Stock

Restricted stock awards are shares of our Common Stock that vest in accordance with terms and conditions established by the Committee. The Committee will determine the number of shares of restricted stock granted to any employee. The Committee may impose whatever conditions to vesting it determines to be appropriate. For example, the Committee may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Restricted Stock Units

Restricted stock units (RSUs) represent the right to receive shares of our Common Stock after satisfying applicable vesting conditions established by the Committee. RSUs also may be settled in cash. The Committee will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of RSUs that will be paid out to the employee. The Committee may set vesting criteria based upon service with the Company, the achievement of Company-wide, business unit, or individual goals, performance goals or any other basis determined by the Committee in its discretion. Unless and until the RSUs vest, the employee will have no right to receive shares or a cash payment under such RSUs.

Performance-Based Compensation

Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the Committee are achieved or the awards otherwise vest. As described below, the Committee will establish organizational or individual performance goals in its discretion within the parameters of the Plan, which, depending on the extent to which they are met, will determine the degree of granting, vesting and/or payout value of performance units and performance shares to be paid out to participants. Performance units will have an initial dollar value established by the Committee on or before the grant date. Performance shares will have an initial value equal to the fair market value of our Common Stock on the grant date.

The Plan, as proposed to be amended and restated and subject to stockholder approval, provides specific measures from which the Committee may base performance goals. Specifically, performance goals to be used for awards shall be chosen from one or more of the following measures: revenue, gross margin, operating margin, operating income, pre-tax profit, earnings before interest, taxes and depreciation (EBITDA), net income, operating cash flow, cash position, expenses, the market price of a Common Stock, earnings per share, return on stockholder equity, return on capital, total shareholder return, economic value added, number of customers, market share, return on investments, profit after taxes, objective customer indicators, productivity improvements, supplier awards from significant customers, new product development, working capital, objectively determinable individual objectives, return on equity, return on assets, return on sales, and sales. The performance goals may differ from participant to participant and from award to award, may be used to measure the performance of the Company as a whole or a business unit or other segment of the Company, or one or more product lines or specific markets and may be measured relative to a peer group or index. Any criteria used may be measured in absolute terms or in terms of growth, compared to other companies, measured against the market as a whole or and/or according to applicable market indices, measured against the Company as a whole or a segment of the Company, and/or measured on a pre-tax or post-tax basis, if applicable.

Prior to the beginning of any applicable performance period or such later date as permitted under Section 162(m), the Compensation Committee will establish one or more performance goals applicable to the awards of the executive officers covered by Section 162(m). The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Committee. The degree of attainment of these performance measures will, according to criteria established by the Committee, be computed before the effect of changes in accounting standards, restructuring charges and similar extraordinary items occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Compensation Committee will certify, as to the executive officers covered by Section 162(m), the extent to which the applicable performance goals have been attained and the resulting value to be paid to each such executive officer. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable to such executive officer on the basis of the performance goals attained. However, no such reduction may increase the amount paid to any other executive officer. Performance award payments may be made in lump sum or in installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period. In no event will any dividend equivalents be paid in connection with an stock options or stock appreciation rights granted under the Plan.

The Company reserves the right to grant awards that do not qualify for the Section 162(m) performance-based exception and does not guarantee that any award intended to qualify as performance-based compensation under Section 162(m) so qualifies.

Effect of a Merger or Asset Sale

The Plan provides that in the event of a merger or sale of substantially all assets of the Company, each outstanding award may be assumed or substituted by the successor corporation or a parent or subsidiary of the successor corporation. If there is no assumption or substitution of outstanding awards, such awards will become fully vested and exercisable prior to such transaction, and the Committee will provide notice to the recipient that he or she has the right to exercise outstanding awards for a period of 15 days from the date of the notice. Awards will terminate upon the expiration of the 15-day period. Awards made to a non-employee director that are assumed or substituted for will become fully vested if such participant’s status as a director of the successor corporation terminates after a merger or sale of assets qualifying as a “change of control” other than due to an involuntary resignation. Awards made to our employees and consultants will be subject to a “double-trigger” full accelerated vesting if such employee or consultant is terminated by us or a successor to us without “cause” or if such employee or consultant resigns for “involuntary termination,” provided that the termination or resignation occurs within the 12 months following a change in control.

Transferability

Unless otherwise permitted by the Committee, the Plan generally does not allow for the transfer of awards, and, consequently, only the recipient of an award generally may exercise an award during his or her lifetime.

Prohibition on Repricing Awards

Unless approved by our stockholders, no stock option or SAR may be amended to reduce its exercise price or measurement price, and no outstanding stock option or SAR may be cancelled in exchange for the grant in substitution thereof any new awards with a lower exercise price or measurement price, and no outstanding stock option or SAR may be cancelled in exchange for cash, except in connection with a reorganization event or change of control.

Termination and Amendment

The Plan will automatically terminate on April 3, 2023, unless we terminate it sooner. In addition, the Committee has the authority to amend, suspend or terminate the Plan provided such action does not impair the rights of any participant. However, the Company intends to obtain stockholder approval with respect to any further amendments to the Plan to the extent required by applicable law.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code. Optionees who neither dispose of their shares within two years following the date the stock option was granted nor within one year following the exercise of the stock option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the determination date (see discussion under “Nonstatutory Stock Options” below) and the stock option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the stock option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under “Nonstatutory Stock Options” below) is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options. Stock options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such a stock option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the stock option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the stock option is exercised unless the shares are subject to a substantial risk of forfeiture (as in the case where an optionee is permitted to exercise an unvested stock option and receive unvested shares which, until they vest, are subject to the Company’s right to repurchase them at the original exercise price upon the optionee’s termination of service) and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the stock option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights. No taxable income is reportable when a SAR is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of our Class A Common Stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date” (as defined above under “Nonstatutory Stock Options”). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Units. There are no immediate tax consequences of receiving an award of RSUs. A participant who is awarded RSUs will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Committee or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance Shares and Performance Unit Awards. A participant generally will recognize no income upon the grant of a performance share or performance unit award. Upon the settlement and/or payment of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Nonstatutory Stock Options”), will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Number of Awards Granted to Employees, Consultants, and Directors

Benefits and amounts that may be received by each of the Named Executive Officers, the executive officers as a group and all other employees under the Plan cannot be determined at this time because the Committee has full discretion to determine the number, type and value of awards under the Plan. The one exception is that under our director grant policy, each of our non-employee directors will be granted an option under the Plan covering 10,000 shares of our Common Stock on the date of our annual meeting of stockholders. The following table sets forth the following persons or groups who received stock options or Performance Shares with respect to our Common Stock under the Plan in fiscal 2012:

Name and Position	Number of Shares Subject to Stock Options	Weighted Average Exercise Price	Number of Performance Shares	Dollar Value of Performance Shares

Ronald A. Sege Chairman of the Board, President and Chief Executive Officer	150,000	$3.17	37,500	$118,875

William R. Slakey Executive Vice President and Chief Financial Officer	82,200	$3.17	20,550	$65,144

Michael T. Anderson Senior Vice President of Worldwide Markets	97,200	$3.17	24,300	$77,031

Kathleen B. Bloch Senior Vice President & General Counsel	72,400	$3.17	18,100	$57,377

Russell R. Harris Senior Vice President of Operations	72,400	$3.17	18,100	$57,377

All current executive officers of the Company as a group	650,200	$3.17	162,550	$515,284

All current directors who are not executive officers as a group	70,000	$3.52	—	—

All employees and consultants of the Company (excluding executive officers) as a group	1,163,188	$3.21	538,437	$1,762,042

Vote Required

Proposal Two requires the affirmative vote of a majority of the voting power of the shares present and entitled to vote on Proposal Two at the 2013 annual meeting of stockholders in person or by proxy. Under the rules of NASDAQ, brokers are prohibited from giving proxies to vote on equity compensation plan matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal Two if you want your broker to vote your shares on the matter.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 1997 STOCK PLAN.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

With authority granted by our Board of Directors, the Audit Committee of our Board of Directors has appointed KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2013, and our Board of Directors recommends that our stockholders vote “FOR” ratification of such appointment.

KPMG LLP was originally appointed as our independent registered public accounting firm on March 21, 2002, when we retained the firm to perform the annual audit of our financial statements for the fiscal year ended December 31, 2002. A representative of KPMG LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions from our stockholders.

Audit and Non-Audit Fees

The following table sets forth fees for services KPMG LLP provided during fiscal years 2012 and 2011:

	2012	2011
Audit fees (1)	$926,069	$982,564
Audit-related fees	$—	$—
Tax fees	$3,568	$—
All other fees (2)	$37,700	$12,725

Total	$967,337	$995,289

(1)	Represents fees for professional services provided in connection with the audit of our annual financial statements and our internal control over financial reporting, the review of our quarterly financial statements, and other advice on accounting matters. The audit fees for 2012 represent the amount billed to our company as of the date of this Proxy Statement.
(2)	All other fees in 2012 and 2011 represent fees for due diligence services provided in connection with contemplated business transactions.
(3)	Represents fees for professional services provided to assist expatriate non-executive employees to comply with U.S. and/or local tax requirements.

Our Audit Committee has considered whether the non-audit services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP and has concluded that the independence of KPMG LLP is maintained and is not compromised by the services provided. In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by KPMG LLP. During fiscal year 2012, 100% of the services were pre-approved by the Audit Committee in accordance with this policy.

Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirement. However, our Board of Directors is submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

Board Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

To our knowledge, the following table sets forth certain information with respect to beneficial ownership of our common stock, as of March 27, 2013, for:

•	each person who we know beneficially owns more than 5% of our common stock;

•	each of our directors and director nominees;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock shown held by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes shares of common stock underlying options or other rights held by such person that are exercisable within 60 calendar days of March 27, 2013, but excludes shares of common stock underlying options or other rights held by any other person. Percentage of beneficial ownership is based on 43,057,160 shares of common stock outstanding as of March 27, 2013.

Name	Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders:
Barbara S. Oshman (1)	4,588,064	10.7%
ENEL Investment Holding BV (2)	3,000,000	7.0%
BlackRock, Inc. (3)	2,363,730	5.5%

Directors and Executive Officers:
Armas Clifford Markkula, Jr. (4) (5)	1,827,038	4.2%
Robert R. Maxfield (4) (6)	403,983	*
Ronald A. Sege (4) (7)	344,434	*
Richard M. Moley (4) (8)	225,589	*
Kathleen B. Bloch (4)	157,104	*
Russell R. Harris (4) (9)	137,143	*
Robert J. Finocchio, Jr. (4) (10)	115,000	*
Michael T. Anderson (4)	102,711	*
Larry W. Sonsini (4)	64,261	*
Betsy Rafael (4)	50,000	*
Robyn M. Denholm (4)	40,000	*

Name	Shares Beneficially Owned	Percentage Beneficially Owned
William R. Slakey (4)	32,915	*
All directors and executive officers as a group (16 persons) (4)	3,843,487	8.8%

*	Less than 1%.
(1)	The number of shares beneficially owned is as reported in a Schedule 13G/A filed by Barbara S. Oshman. with the SEC on January 22, 2013. Barbara S. Oshman’s address is c/o 545 Middlefield Road, Suite 165, Menlo Park, CA 94025. As of December 31, 2012 and following the death of M. Kenneth Oshman on August 6, 2011, shares were held by the following trusts, of which Barbara S. Oshman serves as sole trustee: (i) 3,487,968 by the M. Kenneth and Barbara S. Oshman Trusts dated July 10, 1979, (ii) 50,048 by the M. Kenneth Oshman 2011 Annuity Trust #1 dated February 25, 2011; (iii) 50,048 by the Barbara S. Oshman 2011 Annuity Trust #1 dated February 25, 2011; (iv) 500,000 by the Peter Lawrence Oshman 2010 Trust; and (v) 500,000 by the David Ross Oshman 2010 Trust.
(2)	Affiliate of Enel S.p.A. The principal address is Viale Regina Margherita 137, Rome, Italy 00198.
(3)

The number of shares beneficially owned is as reported in a Schedule 13G filed by BlackRock, Inc. with the SEC on January 30, 2013. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(4)	Includes, for the applicable director or executive officer, the following shares exercisable within 60 days of March 27, 2013 upon the exercise of options, performance shares and/or SARs. The number of shares issued upon the exercise of SARs will be reduced at the time of exercise by (i) a number of shares sufficient to cover the grant price times the number of shares with respect to which the SAR is being exercised plus (ii) a number of shares sufficient to cover the amount of certain minimum withholding taxes due at the time of exercise. The number of shares withheld to cover the grant price and withholding taxes will be calculated based on the fair market value of our common stock on the date of exercise.

	Options	Performance Shares	SARs
• Armas Clifford Markkula, Jr.	50,000	0	0
• Robert R. Maxfield	30,000	0	0
• Ronald A. Sege	0	0	125,000
• Richard M. Moley	50,000	0	0
• Kathleen B. Bloch	0	10,250	56,250
• Russell R. Harris	0	10,250	63,750
• Robert J. Finocchio, Jr.	50,000	0	0
• Michael T. Anderson	0	8,750	56,260
• Larry W. Sonsini	50,000	0	0
• Betsy Rafael	40,000	0	0
• Robyn M. Denholm	40,000	0	0
• William R. Slakey	0	0	25,000
• All directors and executive officers as a group	310,000	59,396	475,111

(5)	Includes 1,655,110 shares held by Armas Clifford Markkula, Jr. and Linda Kathryn Markkula, Trustees of the Restated Arlin Trust Dated December 12, 1990, and 121,928 shares held by the Markkula Family Limited Partnership. Mr. Markkula and his spouse disclaim beneficial ownership of all but 27,500 of the shares held by the Markkula Family Limited Partnership.
(6)	Includes 373,983 shares held by Robert R. Maxfield, Trustee UA DTD 12/14/87.
(7)	Includes 94,434 shares held by R. A. Sege & E. Sege Co-TTEE Ronald A. and Eugenia Sege TR U/T/A DTD 10/19/2010. See “Executive Compensation and Related Matters—Compensation Discussion and Analysis,” “—Outstanding Equity Awards at 2012 Fiscal Year-End,” footnotes (3) and (6), and “—Potential Payments Upon Termination or Change in Control—Employment Agreement with Ronald A. Sege” for information regarding vesting criteria applicable to the outstanding shares held by Mr. Sege.
(8)	Includes 175,589 shares held by the Richard Michael Moley and Elizabeth Moley 1989 Revocable Trust dtd 9/29/89, as amended 8/23/02.

(9)	Includes 43,143 shares held by The Harris living Trust dated March 22, 2004, and 20,000 shares held by The Russell R. Harris 2004 Children’s Trust dated April 22, 2004.
(10)	Includes 65,000 shares held by the Robert J. and Susan H. Finocchio Family Trust dated January 9, 1990.

EXECUTIVE COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

This section discusses the principles underlying our policies and our Compensation Committee’s decisions concerning the compensation of our executive officers and the reasons those decisions were made.

Executive Summary

Pay for Performance

The cornerstone of our executive compensation program is pay for performance. Accordingly, while we pay competitive base salaries and other benefits, a significant portion of our Named Executive Officers’ compensation opportunity is based on variable pay.

Corporate Governance Best Practices

Our Compensation Committee, assisted by Compensia, its independent compensation consultant, stays informed of developing executive compensation best practices and strives to implement them. In this regard, our stockholders should note:

•	If a change of control occurs, all of our Named Executive Officers have double-trigger, not single-trigger, equity vesting acceleration protection;

•	None of our Named Executive Officers or other employees has any golden parachute excise tax gross-up benefits;

•	We have adopted share ownership guidelines for our executive officers and for our Board of Directors;

•

Under our management bonus plan for 2012, 100% of the targeted bonus for our Chief Executive Officer, Chief Financial Officer and other key executive officers was tied to our company’s ability to generate revenue, control spending and improve our non-GAAP operating income;

•

Under our 2013 management bonus plan, 100% of the targeted bonus for our Chief Executive Officer, Chief Financial Officer and other key executive officers and director level managers is tied to our company’s ability to generate revenue, improve our non-GAAP operating income, control product costs, control spending and/or maintain cash levels;

•	We do not provide single-trigger vesting acceleration in any of our equity awards; and

•	We do not provide any club memberships, private travel on executive aircraft, or similar perquisites to any of our Named Executive Officers.

Executive Compensation Questions and Answers

Q. What is our company’s overall executive compensation philosophy?

A. Our executive compensation programs are designed to meet the following objectives:

•	Attract and retain motivated and talented employees with a view to the competitive nature of the marketplace in Silicon Valley and other areas in which we seek talent;

•	Motivate our employees to perform to their best abilities through a compensation strategy that includes meaningful pay for performance;

•	Position base salary, targeted variable compensation and equity compensation to the 50th to 75th percentile of competitive ranges when compared to similarly situated companies;

•	Link executive compensation to our company’s performance and the individual’s performance;

•

Align the interests of our executives with those of our stockholders by (i) providing our executive officers with incentives to attain our company’s long-term goals, (ii) specifically linking our financial and operating results to compensation paid to executive officers, and (iii) with respect to long-term equity compensation, generally keeping within industry guidelines for dilution; and

•	Provide a compensation structure that is not only competitive in our geographic and industry areas, but is internally equitable and consistent based on level of responsibilities and performance.

These objectives fit within our overall compensation philosophy by giving incentive to our executives to continuously improve our company’s performance, while recognizing the need to secure the future potential of our business. Our compensation philosophy is also intended to enhance stockholder value, provide proper compliance with regulatory and related requirements, and create a cohesive executive team.

To meet these objectives, we have implemented an executive compensation program based on the following general policies:

•	Pay cash compensation in the form of executive base pay that is competitive with the practices of other comparable high technology companies in our area.

•	Pay for performance:

•	through an annual management bonus plan that is based upon our company’s performance when compared to strategic business objectives; and

•

by providing significant long-term incentives in the form of equity compensation awards, which may include stock options, performance shares (also referred to as “restricted stock units”), stock appreciation rights (also referred to as “SARs”), and/or restricted stock, in order to retain those individuals with the leadership abilities necessary to increase long-term stockholder value.

Q. Who are the officers on our company’s executive team?

A. Our executive team is comprised of the following individuals as of the date of this Proxy Statement:

Title	Name

Chairman of the Board, Chief Executive Officer and President	Ronald A. Sege

Executive Vice President and Chief Financial Officer	William R. Slakey

Senior Vice President and General Manager – Grid Modernization	Michael T. Anderson

Senior Vice President and General Counsel	Kathleen B. Bloch

Senior Vice President of Operations	Russell R. Harris

Title	Name

Senior Vice President and General Manager – Internet of Things Markets	Varun Nagaraj

Senior Vice President of Engineering	Robert Hon

Vice President, Principal Accounting Officer and Controller	C. Michael Marszewski

Robert Hon will serve as our Senior Vice President of Engineering until April 12, 2013, when he will cease to be an employee of our company. In addition, Anders Axelsson, our Senior Vice President of Strategic Accounts and Business Development, served as an executive officer until February 13, 2013.

Throughout this proxy statement, our executive team is referred to as the “executive officers” and includes our “Named Executive Officers,” who are listed in the Summary Compensation Table on page 45 of this proxy statement.

Q. What is the role of our company’s Compensation Committee?

A. The Compensation Committee is responsible for ensuring compliance with our company’s executive compensation objectives and policies. Accordingly, the Compensation Committee reviews and approves our company’s annual executive compensation arrangements, including approving specific performance objectives. These arrangements include annual base salary, annual incentive bonus, equity compensation, and other benefits or compensation. In performing these duties, the Compensation Committee is assisted by our Human Resources Department and receives input from our executive management, particularly our Chief Executive Officer. Management provides the Compensation Committee with information about our company and individual executive performance, market data, and management’s perspective and recommendations on compensation matters. The Compensation Committee is authorized to obtain the assistance of compensation consultants at any time, and may also rely on consultants retained by our company. In 2012 our company retained the services of Compensia, a management compensation consulting firm that provides executive compensation advisory services, to provide input regarding executive compensation, including base salary, bonuses and long-term equity incentives.

Our Compensation Committee approves and interprets our executive compensation and benefits plans and policies, including our stockholder-approved 1997 Stock Plan. Our Compensation Committee is appointed by our Board of Directors, and consists entirely of directors who are independent for purposes of the listing standards of the NASDAQ Stock Market, “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The members of our Compensation Committee currently are Armas Clifford Markkula, Jr., Richard M. Moley and Betsy Rafael, and the Compensation Committee is chaired by Mr. Moley. Our Compensation Committee operates under a written charter adopted by our Board of Directors which is available at the Investor Relations section of our website at www.echelon.com. The Compensation Committee held two meetings during 2012. Our Compensation Committee regularly meets in executive session without management present.

Q. What is the role of our Chief Executive Officer in compensation decisions?

A. Our Chief Executive Officer sets individual performance objectives, in line with the corporate objectives, for each executive officer (other than himself) near the beginning of the calendar year and reviews the performance of our executive officers during the year as well as during an annual review process following the end of the calendar year. Our CEO then presents his findings to our Compensation

Committee, together with recommendations for their compensation structures. In 2012, our Chief Executive Officer also obtained input about compensation practices within comparator high technology companies from Compensia.

Beginning in 2012, we implemented an employee performance management appraisal program under which each employee, including each of our executive officers, is charged with annually establishing specific, measurable performance objectives that are consistent with our company’s overall goals, as well as professional development goals. Each employee’s objectives are approved by his or her manager and the employee is evaluated periodically against those objectives. In evaluating each executive officer, it is the view of our Chief Executive Officer and the Compensation Committee that each executive officer is expected to perform at a very high level and to also function as an integral part of a cohesive team. The goals of the performance management appraisal program are to provide objective criteria against which to evaluate the performance of our executive officers and support a “pay for performance” culture.

The Compensation Committee considers these findings and recommendations, but makes its own final determinations. This review process is generally conducted in advance of annual salary adjustments, if any, the adoption of the annual management bonus program described below, and the grant of annual equity compensation award.

The Compensation Committee alone or in consultation with the full Board of Directors (other than our Chief Executive Officer) reviews the performance of our Chief Executive Officer. As with the other executive officers, our Chief Executive Officer is expected to perform at a very high level.

Q: What is the role of compensation consultants and benchmarking in determining executive compensation?

A. In 2012, our company engaged Compensia, a management compensation consulting firm, to provide input regarding key trends in executive compensation practices, including base salary, bonuses and long-term equity, by our peer companies. In 2012, as part of the process of evaluating competitiveness of our company’s executive pay programs, this independent compensation consultant was also requested to develop a peer group closely aligned with Echelon’s business profile and reflecting a reasonable comparator group for executive jobs of similar scope and complexity. For compensation purposes, the comparability was based in part on the following principles:

•	When other variables are held constant, revenue is generally the best indicator of cash compensation levels;

•

A best practice is to keep the peers within a range of roughly 0.5x to 2.0x our company’s revenue. This is consistent with the approach of certain institutional investor advisors in developing peer groups;

•	Market capitalization generally has the greatest influence on equity compensation levels;

•	Industry is an important factor, particularly where it reflects the general profitability of the business model or the complexity of successfully running the organization; and

•	Other considered factors were revenue growth, profitability, valuation and number of employees.

In 2012 the Compensation Committee employed the following set of peer companies for executive compensation decisions:

Bigband Networks, Inc.	Falconstor Software, Inc.	Radisys Corporation

Blue Coat Systems, Inc.	Globecomm Systems Inc.	Silver Spring Networks, Inc.

DDi Corp	Infinera Corporation	Sonus Networks, Inc.

Demandtec, Inc.	Internap Network Services Corporation	Tessera Technologies, Inc.

Digi International Inc.	Maxwell Technologies Inc.	TiVo Inc.

Emulex Corporation	OPNET Technologies, Inc.	Zygo Corporation

Extreme Networks, Inc.	Powersecure International, Inc.

The overall competitive market framework represented a 50/50 blend of survey data from the July 2011 Radford Executive Compensation Report’s broad industry data set of companies with revenues between $50 million-$200 million and the proxy data from the 20 above-listed peer companies recommended by Compensia and approved by the Compensation Committee.

Q. What are the elements of our company’s executive compensation program?

A. Our executive officers’ compensation has three primary components:

•	Base salary;

•	Participation in the management bonus plan; and

•	Participation in the annual equity compensation award.

In addition, we provide our executive officers with employee benefits that are generally available to all salaried employees in the geographical location in which they are based. We generally do not provide pension arrangements, deferred compensation or other similar benefits to our current executive officers.

We believe that this combination of elements provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term stockholder value, and is conducive to executive recruitment and retention.

Q. When are decisions concerning executive compensation made?

A. The Compensation Committee typically makes its decisions concerning executive officer base salaries early in the year, as was the case in 2012. Decisions regarding executive compensation may also be made at other times of the year.

The management bonus plan is also typically established early in the year. The management bonus plan was implemented in March of 2012. This plan is described below.

Our Company’s equity compensation grant guidelines, which are described below, call for annual equity compensation grants to be made effective on the date of our company’s annual meeting of stockholders. Although our company’s annual meeting of stockholders was held on May 22, 2012, because we had then only recently implemented a restructuring of our company, the 2012 equity compensation grant to our Named Executive Officers was delayed until June 11, 2012.

Q: How are individual performance and other factors taken into consideration when making executive compensation decisions?

A: As noted above, the Compensation Committee relies on input from our Chief Executive Officer to evaluate the performance of the executive officers. For example, our Chief Executive Officer meets frequently with each of the executive officers, enabling him to develop in-depth knowledge of each executive officer’s performance. Beginning in 2011, we implemented an employee performance management appraisal program under which each employee, including each of our executive officers, is charged with annually establishing specific, measurable performance objectives that are consistent with our company’s overall goals, as well as professional development goals. This program continued in 2012, and under this program, each executive officer’s objectives reflected the applicable department’s overall objectives and were approved by our Chief Executive Officer. Our Chief Executive Officer and each executive officer are expected to periodically evaluate the executive officer’s performance against those objectives. The Chief Executive Officer then reviews the strengths, accomplishments and areas for growth of each executive with the Compensation Committee.

In establishing executive compensation, the Compensation Committee may consider previous award amounts or expected pay-outs under prior awards or the management bonus plan.

Q: How are base salaries determined?

A: Base salary fits into our overall compensation program as a means to attract and retain qualified Named Executive Officers, and to be competitive in our geographic and industry areas. Base salaries are designed to compensate our Named Executive Officers for services rendered during the year, and to meet competitive norms and reward performance on an annual basis. As outlined above, we rely on data from compensation consultants and the Radford survey, as well as general market sources, to keep our base salaries competitive when compared to our peer companies. Adjustments to salaries, if any, may be made based on an individual’s current and expected future performance, pay relative to competitors and internal equity.

For 2012, following a review of salary levels at the peer companies referenced above and among our company’s executive officers, given the continued challenging business environment faced our company, the Compensation Committee made no adjustment to the base salaries of our Named Executive Officers. Our company made Mr. Anderson, who is a resident of the state of Washington, whole for 2012 California state income taxes paid on his salary.

Summary. The following table summarizes the actual annual base salaries paid for 2012 for our Named Executive Officers:

Named Executive Officer	Title	2012 Salary

Ronald A. Sege	Chairman and Chief Executive Officer	$400,000

William R. Slakey	Executive Vice President and Chief Financial Officer	$312,000

Michael T. Anderson	Senior Vice President and General Manager – Grid Modernization (formerly Senior Vice President of Worldwide Markets)	$325,000

Kathleen B. Bloch	Senior Vice President and General Counsel	$357,000

Russell R. Harris	Senior Vice President of Operations	$345,000

2012 Management Bonus Plan. For 2012, our management determined that the key imperatives for our company continue to be to increase revenues, move towards profitability and control spending. As a result, our Chief Executive Officer and other management members reviewed the structure of the management bonus plans for the prior year and proposed a management bonus plan that would be tied to, and would reward, comparable success in achieving our company’s targets for revenue generation and non-GAAP operating income or loss, or NGOI. In March 2012, the Compensation Committee implemented a 2012 bonus plan under which our Named Executive Officers, including our Chief Executive Officer, were eligible to earn cash payouts upon the achievement of specified performance targets.

None of the requisite performance targets for the 2012 bonus plan, which are described below, were met, so no bonuses were paid out in respect of the 2012 bonus plan.

Key elements of the 2012 Bonus Plan were as follows:

Non-Sales Named Executive Officers. For our Named Executive Officers, including our Chief Executive Officer but excluding our Senior Vice President of Worldwide Markets the 2012 bonus plan was tied to our company’s revenue and expense control measures.

•

50% of the bonus amount was tied to performance targets based on our company’s actual revenue and 50% of the bonus amount was tied to performance targets based on our company’s NGOI. NGOI was to be calculated as our company’s actual net operating income or loss for full year 2012, adjusted to remove stock-based compensation charges and payments under the 2012 bonus plan itself.

•	For the revenue portion of the 2012 bonus plan (i.e., 50% of the total targeted bonus for each participant), the 2012 bonus plan had specified tiers, as follows:

•

The first tier had a “cliff” below 85% of targeted revenue, in which case no revenue-based bonus would be paid. If 85% of targeted revenue were achieved, then 70% of the revenue-based bonus would be paid;

•

The second tier had a “primary” bonus rate on revenue from 85% up to and including 100% of targeted revenue, which primary rate was calculated such that the remaining 30% of the revenue-based bonus would be paid over the remaining 15% of targeted revenue; and

•

The third tier had an “accelerated” bonus rate on revenue over 100% of targeted revenue, which accelerated rate would be equal to 3% of the bonus amount for each 1% increase in revenue over the 100% target amount.

•	For the NGOI portion of the 2012 bonus plan (i.e., 50% of the total targeted bonus for each participant), the 2012 bonus plan had four tiers, as follows:

•	At the first tier, 20% of the NGOI-based bonus would be paid if the primary NGOI target were achieved. No NGOI-based bonus would be paid if this target were not achieved;

•

At the second tier, an additional 20% of the 2012 bonus plan would be paid for each of three specified, more stringent NGOI milestones, each of which was a cliff. For example, no second tier NGOI-based bonus would be paid if the first milestone was not met, and the full second tier NGOI-based bonus would be paid if all milestones were met;

•

At the third tier, the remaining targeted NGOI-based bonus would be paid if a third, even more stringent, NGOI target were met. The aggregate amount of the first through third tiers of NGOI-based bonuses would be equal to 100% of the total targeted NGOI-based bonus; and

•	At the fourth tier, an additional 10% of the total targeted NGOI-based bonus would be paid for each additional specified milestone above the overall NGOI target.

The total 2012 Management Bonus for non-sales executives was limited to a total of 150% of target.

Sales Executive Officer. For our Senior Vice President of Worldwide Sales, the 2012 bonus plan was tied 50% to performance targets based on our company’s revenue and 50% to new orders (bookings) during 2012.

•	The 2012 bonus for the Senior Vice President of Global Sales also had three tiers:

•

The first tier had a “cliff” below 85% of targeted revenue or new orders, as applicable, in which case no bonus would be paid. If 85% of targeted revenue or new orders, as applicable, were achieved, then 70% of the applicable bonus would be paid;

•

The second tier had a primary bonus rate on targeted revenue or new orders, as applicable, from 85% up to and including 100% of targeted revenue or orders, as applicable, which primary rate was calculated such that the remaining 30% of the applicable bonus would be paid over the remaining 15% of targeted revenue or new orders, as applicable; and

•

The third tier had an “accelerated” bonus rate on revenue or orders, as applicable, over 100% of targeted revenue or new orders, as applicable. The accelerated rate was calculated at 300% of the primary bonus rate.

Target Bonus Amounts. The target amount of the bonus for each of our Named Executive Officers for 2012 was set relative to the officer’s total compensation, the allocated dollar amount of the officer’s bonus for the prior year, and internal equity. The Compensation Committee did not set the dollar amount of the bonus amount as a percentage of salary, but did endeavor to move to have the bonus amount reflect a greater percentage of the total on-target compensation for each executive officer, where it was possible to do so without reducing base salaries.

Because none of the requisite performance targets for of the 2012 bonus plan were met, no bonuses were paid to our Named Executive Officers in respect of the 2012 bonus plan. If the performance criteria were met, the target bonus amounts to be paid to the Named Executive Officers under the 2012 bonus plan would have been as set forth below.

Named Executive Officer	Title	Threshold Bonus Amount at 85% Revenue Target and at 27% NGOI*	2012 Total Bonus Amount at 100% of Target	2012 Total Bonus Amount Paid

Ronald A. Sege	Chief Executive Officer	$180,000	$400,000	$0

William R. Slakey	Executive Vice President and Chief Financial Officer	$56,160	$124,800	$0

Michael T. Anderson	Senior Vice President of Worldwide Markets	$105,000	$150,000	$0

Kathleen B. Bloch	Senior Vice President & General Counsel	$24,525	$54,500	$0

Russell R. Harris	Senior Vice President of Operations Counsel	$24,525	$54,500	$0

*	The threshold bonus amount for Mr. Anderson was calculated at 85% of the revenue target and 85% of new order target.

Q: What is the basis for equity compensation grants?

A: Equity compensation grants are made under our 1997 Stock Plan, which was last approved by our stockholders at our 2004 annual meeting. We are asking our stockholders to approve our amended and restated 1997 Stock Plan at our 2013 annual meeting. Our 1997 Stock Plan provides for the grant of the following types of incentive awards:

•	Stock options;

•	Stock purchase rights;

•	Stock appreciation rights;

•	Performance units and performance shares; and

•	Restricted stock.

As of March 29, 2013, a total of 20,972,838 shares of our Common Stock were reserved for issuance under our 1997 Stock Plan, with 5,505,404 of such shares subject to outstanding awards granted under our 1997 Stock Plan and 15,467,434 of such shares remaining available for new awards to be granted in the future.

Q. What forms of equity compensation awards may our company issue each year?

A. Our Compensation Committee regularly monitors equity compensation practices based upon data from Compensia and compensation surveys and makes changes to our equity compensation program to help us meet our goals, including achieving long-term stockholder value and employee and executive retention. We use various forms of equity compensation to motivate, retain and reward long-term performance. We have typically granted stock options, performance shares, stock appreciation rights, or SARs, and restricted stock, each of which carries a vesting requirement.

Our Compensation Committee annually approves an equity compensation award to our executive officers under our 1997 Stock Plan. The Compensation Committee intends that equity awards granted under our 1997 Stock Plan will offer long-term incentives to our executives to remain with our company and continue to perform well. We regard our equity award program as an important tool for retaining and motivating our executives.

Our Compensation Committee is authorized by our Board of Directors to grant awards under our 1997 Stock Plan. In addition, our Board of Directors has delegated to a “stock option committee,” comprised solely of our Chief Executive Officer, a limited power to make equity compensation awards. In his “stock option committee” capacity, our Chief Executive Officer is empowered to grant stock options, performance shares and/or SARs under our 1997 Stock Plan, only to non-executive officer employees of our company, up to a maximum of 25,000 shares per employee per year and an aggregate limit of 250,000 shares per year. Any equity compensation awards to any executive officer or to any employee in excess of 25,000 shares in any year or in excess of the 250,000 share aggregate limit must be approved by the Compensation Committee or our Board of Directors.

Q: What determinations did the Compensation Committee make with respect to long-term equity incentive compensation in 2012?

A: In determining the amount and terms of the 2012 equity compensation awards for each of our Named Executive Officers and our Chief Executive Officer, the Compensation Committee received equity input from Compensia. In 2012, our equity awards consisted primarily of stock options and performance shares, with a ratio between the two types of equity grants equal to four stock options for each performance share.

The Compensation Committee reviewed the individual performance of each Named Executive Officer (other than our Chief Executive Officer) after receiving input from our Chief Executive Officer. The Compensation Committee reviewed the individual performance of our Chief Executive Officer, following input on his performance from the full Board (other than our Chief Executive Officer). In establishing 2012 award amounts for the Named Executive Officers, the Compensation Committee considered that the purpose of the awards is to retain and reward the most valuable contributors and reinforce a pay-for-performance culture, and the awards were determined based on performance, current non-vested shareholding value and target multiplier of annual on-target cash compensation.

The following grants were made to the Named Executive Officers in 2012:

Name	Non-qualified stock options	Performance Shares
Ronald A. Sege	150,000	37,500
William R. Slakey	82,200	20,550
Michael T. Anderson	97,200	24,300
Kathleen B. Bloch	72,400	18,100
Russell R. Harris	72,400	18,100

Q: How does our company determine grant dates for equity awards?

A: In August 2007, our Board of Directors and Compensation Committee adopted equity compensation grant guidelines regarding the timing of granting equity compensation awards to company employees, including executive officers. The guidelines provide that while we intend to follow the timing guidelines to the extent possible, our Board of Directors, the Compensation Committee or the stock option committee may issue equity compensation grants at a different time if doing so would be in the best interests of our company, our stockholders and our employees.

The equity compensation grant guidelines provide that awards will generally be granted on the 10th day of the calendar month (or the next business day, if the 10th day is not a business day). The grant date of the award is also the date that the exercise price (determined as the closing price for our company’s common stock on the NASDAQ Stock Market) and vesting date are set. Awards may be approved in advance of the grant date for that month. Award approvals by the Compensation Committee generally will be made at an in-person or telephonic committee meeting. If an award is approved by unanimous written consent, the effective date of such written consent will be the date the last signature is obtained.

The guidelines apply to awards for both new and existing employees, including executive officers. The grant date for new employees will generally be the 10th day of the month following the date the award is approved, provided that the grant date cannot be prior to the employee’s first day of employment. The guidelines provide that, in the case of the annual equity compensation award to all or any subset of existing employees, the grant date will be the date of our company’s annual meeting of stockholders for such year. In the case of awards to executive officers (including the annual award), if our company’s “insider trading window” is not then open, then the grant date shall be the day the insider trading window next opens.

The Compensation Committee has not granted, nor does it intend to grant in the future, equity compensation awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement. Similarly, the Compensation Committee has not timed, nor does it intend to time in the future, the release of material nonpublic information based on equity award grant dates.

Q: How was the compensation for our company’s Chief Executive Officer and other Named Executive Officers determined?

A: In February and March 2012, the Compensation Committee reviewed Mr. Sege’s compensation, which was initially set by the employment agreement between Mr. Sege and our company entered into in August 2010. The employment agreement had provided for Mr. Sege’s compensation for 2010 and 2011 to be $400,000 in salary and $400,000 in bonus (prorated, in the case of 2010, for the period of time during which Mr. Sege was an employee of our company), with the bonus to be tied to performance criteria to be established by the Compensation Committee.

The Compensation Committee determined that Mr. Sege had performed well in 2012, he was initiating necessary actions with respect to our company’s business, and adverse market conditions were not within our company’s control. Given the continued challenging economic environment for our company, the Compensation Committee determined not to make any changes to the level of Mr. Sege’s compensation in 2012, and determined that the performance criteria applicable to Mr. Sege’s 2012 bonus should be identical to the performance criteria applicable to our Chief Financial Officer and the other executive officers who did not head up our company’s sales organizations. So doing assured that all executives (other than our sales executives, whose goals were focused on revenue generation) would strive for the same goals. The performance criteria, which are described in more detail above, were intended to drive revenue and control spending. Mr. Sege’s potential 2012 bonus was capped at 150% of target, as stipulated in Mr. Sege’s employment agreement.

In February and March 2012, the Compensation Committee also reviewed the accomplishments, strengths and areas for growth or improvement for each of Mr. Slakey, Mr. Anderson, Ms. Bloch and Mr. Harris, and determined that each of these Named Executive Officers was performing well. As with Mr. Sege, the Compensation Committee determined not to make any changes to the level of their compensation in 2012 given the continued challenging economic environment for our company, except as follows: Mr. Anderson’s target bonus was increased from $100,000 in 2011 to $150,000 in 2012, to reflect competitive markets for his position. As noted above, however, Mr. Anderson was not paid any bonus for 2012 as the relevant performance metrics were not satisfied.

Q: Does our company maintain stock ownership guidelines for its directors and executive officers?

A: In 2007, our Board of Directors determined that our directors and executive officers should own and hold common stock of our company to further align their interests and actions with the interests of our stockholders. Accordingly, our Board of Directors adopted stock ownership guidelines applicable to our directors and executive officers. The guidelines provide that directors who are not also officers of our company are expected to own and hold common stock of our company with a minimum of value of $100,000. In addition, the following guidelines apply to our executive officers:

Position	Minimum Ownership Guideline

Chief Executive Officer:	Shares with a value equal to five times base salary

President, Chief Operating Officer, Chief Financial Officer:	Shares with a value equal to three times base salary

Senior Vice President:	Lesser of 20,000 shares or shares with a value equal to one times base salary

Company common stock that will count towards satisfying the guidelines includes:

•

Shares owned outright by the director or executive officer and his or her immediate family members who share the same household, whether held individually or jointly, and shares held in trust where the director or executive officer is the beneficial owner;

•	Shares owned outright and resulting from the exercise of stock options or SARs and the release of performance shares; and

•	Shares purchased in the open market.

Directors and executive officers are expected to achieve the specified stock ownership level within five years after the August 2007 adoption date of the guidelines, in the case of persons who were directors or officers as of that date, or five years after the date of their appointment as a director or executive officer, in the case of new appointments. Currently, four of seven non-employee directors, four of eight executive officers and three of five Named Executive Officers exceed these ownership guidelines. We note that one of the five Named Executive Officers joined our company in 2011 and one of the five Named Executive Officers joined our company in 2010.

Q: Does our company offer other benefits and programs to our executive officers?

A: We also offer a number of other benefits to our employees, including our executive officers, including medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, wellness programs, educational assistance, and employee assistance programs. We also maintain a tax-qualified 401(k) Plan, which provides for broad-based employee participation. Our company does not offer matching for 401(k) Plan contributions, nor does our company offer a pension program, except as mandated by local laws.

We believe that the availability of these benefits programs generally enhances employee productivity and loyalty to our company. The main objectives of our benefits programs are to give our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals, and enhanced health and productivity. These generally available benefits typically do not specifically factor into decisions regarding an individual executive’s total compensation or equity award package.

Q: Does our company maintain any employment arrangements?

A: Chief Executive Officer. Effective as of August 19, 2010, Mr. Sege entered into an employment agreement with our company. The compensation payable to Mr. Sege under the employment agreement is described above, and the change-in-control benefit is described in the following section. Other material terms of that employment agreement are summarized below:

•	Our Board of Directors appointed Mr. Sege to serve as a member of our Board and agreed to nominate Mr. Sege to serve as a member of our Board of Directors during the term of his employment term.

•

If Echelon either terminates Mr. Sege for any reason other than “cause” or Mr. Sege resigns for “good reason” (either event being an “Involuntary Termination”), then subject to a release of claims in favor of Echelon becoming effective, Mr. Sege will be entitled to receive: (a) a lump sum payment equal to the sum of the following, paid within thirty days of departure: twelve months of his then-current base salary, plus an amount equal to the pro-rata portion of his then-current target bonus; (b) up to eighteen months of COBRA reimbursement; (c) twelve months vesting acceleration of his then unvested equity awards other than the performance-based restricted stock award. This severance program will be in effect for the entire term of service as Chief Executive Officer, except in the case of a change-in-control (as described below).

Chief Financial Officer. We entered into a letter agreement with Mr. Slakey with respect to his appointment as Executive Vice President and Chief Financial Officer, which became effective on November 7, 2011. The compensation payable to Mr. Slakey under the employment letter is described above. Mr. Slakey is also subject to the change-in-control benefit described below.

Other Named Executive Officers. None of our other Named Executive Officers is subject to an employment or comparable agreement.

Q: Does our company provide any of its executive officers with change-in-control benefits?

A: Chief Executive Officer. Under Mr. Sege’s employment agreement, in the event our company experiences a change-in-control and Mr. Sege is subject to an Involuntary Termination (not for cause) during the three month period prior to the change-in-control or following the change-in-control, then subject to a release of claims in favor of our company becoming effective, Mr. Sege would be entitled to receive:

•

A lump sum payment equal to eighteen months of his base salary and target annual bonus (based on the average annual bonus paid over the last two years or the current target annual bonus, whichever is higher);

•	Up to eighteen months of COBRA reimbursement; and

•	100% vesting acceleration of equity compensation (at target levels for performance-based awards).

Other Executive Officers. In June 2008, our Board of Directors approved modifications to the forms of equity award agreements under our 1997 Stock Plan. Under these modifications, if within twelve months following a change-in-control of our company, an employee of our company or our subsidiaries at the level of Vice President and above is subject to an involuntary (not for cause) termination within the meaning of our 1997 Stock Plan, then certain equity compensation awards of that employee would become fully vested. Our Board of Directors made this decision to reflect common practice among comparable situated companies in the Silicon Valley, following a review of such practices and input from our company’s outside counsel.

Q: Did the Compensation Committee consider the risk inherent in our company’s compensation plans and policies?

A: Yes, management conducted an analysis of the risk profile of our company’s significant compensation plans and policies. This analysis was reviewed with the Board of Directors and Compensation Committee in 2012.

Q: What is the Tax and Accounting Treatment of Certain Company Executive Compensation?

A:

Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-performance-based compensation over $1 million paid for any fiscal year to the company’s chief executive officer or any of the three other most highly compensated executive officers (other than the chief financial officer). Performance-based compensation is not subject to the deduction limit if certain requirements are met. The 1997 Stock Plan has been structured to permit the Company to pay compensation in excess of $1 million per year to its executive officers without compromising the deductibility of such compensation under Section 162(m). However, the Compensation Committee retains the flexibility to pay compensation to senior executives based on other considerations if it believes that doing so is in the stockholders’ interests. The Company does not guarantee that compensation intended to qualify as performance-based compensation under Section 162(m) so qualifies.

Section 409A

Section 409A of the Internal Revenue Code imposes a penalty tax on “nonqualified deferred compensation” that fails to satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Accordingly, as a general matter, the Company attempts to structure its compensation and benefits plans and arrangements for all of our employees, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A. The Company does not guarantee that its benefits plans and arrangements all satisfy the requirements of Section 409A.

Accounting Treatment

The Company accounts for stock-based compensation in accordance with the requirements of ASC 718. The Company also takes into consideration ASC 718 and other generally accepted accounting principles in determining changes to policies and practices for its stock-based compensation programs.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that Echelon specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal 2012. Based on the review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in Echelon’s Proxy Statement for its 2013 Annual Meeting of Stockholders.

This report is submitted by the Compensation Committee of the Board of Directors of Echelon.

Richard M. Moley, Chairman
Armas Clifford Markkula, Jr.
Betsy Rafael

Summary Compensation Table

The following table shows compensation information for the fiscal years ended December 31, 2012, December 31, 2011 and December 31, 2010 for the Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Grants ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)

Ronald A. Sege (2) Chairman of the Board, President and Chief Executive Officer	2012	400,000	—	118,875	278,235	—	—		797,110
	2011	400,000	—	905,000	—	600,000	—		1,905,000
	2010	145,833	145,833	1,865,000	996,869	—	—		3,153,535

Michael T. Anderson Senior Vice President and General Manager, Grid Modernization Markets	2012	325,000	—	77,031	180,296	—	6,534	(3)	588,861
	2011	322,917	—	362,000	—	194,342	6,986	(4)	886,245
	2010	300,000	—	719,998	—	—	—		1,019,998
			—				—

Kathleen B. Bloch Senior Vice President and General Counsel	2012	357,000	—	57,377	134,295	—	—		548,672
	2011	357,000	—	135,750	—	81,750	—		574,500
	2010	339,150	—	567,702	—	—	—		906,852
			—				—

Russell R. Harris Senior Vice President, Operations	2012	345,000	—	57,377	134,295	—	850	(5)	537,522
	2011	345,000	—	135,750	—	81,750	—		562,500
	2010	327,750	—	567,702	—	—	—		895,452
			—				—

William R. Slakey (6) Executive Vice President and Chief Financial Officer	2012	312,000	—	65,144	152,473	—	—		529,617
	2011	47,273	—	553,000	279,990	28,800	—		909,063
	2010	—	—	—	—	—	—		—

(1)	Amounts shown do not reflect compensation actually received by the Named Executive Officers. Instead, the amounts shown are the grant date fair value of the stock awards (disregarding an estimate of forfeitures) as determined in accordance with FASB ASC Topic 718, which were recognized for financial statement purposes. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 1, 2013. These amounts do not correspond to the actual values that will be recognized by the Named Executive Officers.
(2)	Mr. Sege has served as President and Chief Executive Officer of Echelon (the “Principal Executive Officer” or “PEO”) since August 19, 2010. See “Executive Compensation and Related Matters—Compensation Discussion and Analysis” and “—Potential Payments Upon Termination or Change in Control—Employment Agreement with Ronald A. Sege” for a description of the material terms of Mr. Sege’s employment agreement.
(3)	Represents grossed-up reimbursement in 2012 for California income taxes paid by Mr. Anderson in 2011.
(4)	Represents grossed-up reimbursement in 2011 for California income taxes paid by Mr. Anderson in 2010.
(5)	Represents length of service award payment.
(6)	Mr. Slakey has served as Executive Vice President and Chief Financial Officer of Echelon since November 7, 2011.

Grants of Plan-Based Awards in 2012

The following table presents information concerning each grant of an award made to a Named Executive Officer in fiscal 2012 under any plan. All awards were granted under our 1997 Stock Plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)
Ronald A. Sege	03/09/2012	03/09/2012	—	400,000	600,000	—		—		—	—	—
	06/11/2012	06/08/2012	—	—	—	37,500	(1)	—		—	3.17	118,875
	06/11/2012	06/08/2012	—	—	—	—		150,000	(2)	3.17	3.17	278,235

Michael T. Anderson	03/09/2012	03/09/2012	—	150,000	225,000	—		—		—	—	—
	06/11/2012	06/08/2012	—	—	—	24,300	(1)	—		—	3.17	77,031
	06/11/2012	06/08/2012	—	—	—	—		97,200	(2)	3.17	3.17	180,296

Kathleen B. Bloch	03/09/2012	03/09/2012	—	54,500	81,750	—		—		—	—	—
	06/11/2012	06/08/2012	—	—	—	18,100	(1)	—		—	3.17	57,377
	06/11/2012	06/08/2012	—	—	—	—		72,400	(2)	3.17	3.17	134,295

Russell R. Harris	03/09/2012	03/09/2012	—	54,500	81,750	—		—		—	—	—
	06/11/2012	06/08/2012	—	—	—	18,100	(1)	—		—	3.17	57,377
	06/11/2012	06/08/2012	—	—	—	—		72,400	(2)	3.17	3.17	134,295

William R. Slakey	03/09/2012	03/09/2012	—	124,800	187,200	—		—		—	—	—
	06/11/2012	06/08/2012	—	—	—	20,550	(1)	—		—	3.17	65,144
	06/11/2012	06/08/2012	—	—	—	—		82,200	(2)	3.17	3.17	152,473

(1)	The amount shown reflects a performance share grant, which vests as to 1/4th of the shares on June 11, 2013 and each one-year anniversary thereafter, subject to continued employment with our company.
(2)	The amount shown reflects a stock option grant, which vests as to 1/4th of the shares on June 11, 2013 and each one-year anniversary thereafter, subject to continued employment with our company.
(3)	The amount shown reflects the grant date fair value of each equity award computed in accordance with SFAS 123R (disregarding an estimate of forfeitures). The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 1, 2013. These amounts do not correspond to the actual value that will be recognized by the Named Executive Officers upon exercise or sale of such award.

Outstanding Equity Awards at 2012 Fiscal Year-End

The table below shows all outstanding equity awards held by the Named Executive Officers at the end of our fiscal year ended December 31, 2012. All awards were granted under our 1997 Stock Plan.

	Option Awards								Stock Awards
		Number of Securities Underlying Unexercised Options (#)				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Grant Date	Exercisable		Unexercisable		(#)	($)	Date	(#)		($) (25)	(#)		($) (25)
Ronald A. Sege	08/19/2010	125,000	(1)	125,000	(1)	—	7.46	08/19/2017	—		—	—		—
	06/11/2012	—		150,000	(2)	—	3.17	06/11/2022	—		—	—		—
	08/19/2010	—		—		—	—	—	62,500	(3)	153,125	—		—
	08/10/2011	—		—		—	—	—	75,000	(4)	183,750	—		—
	06/11/2012	—		—		—	—	—	37,500	(5)	91,875	—		—
	08/19/2010	—		—		—	—	—	—		—	62,500	(6)	153,125

Michael T. Anderson	11/10/2009	56,250	(7)	18,750	(7)	—	12.82	11/10/2014	—		—	—		—
	06/11/2012	—		97,200	(2)	—	3.17	06/11/2022	—		—	—		—
	11/10/2009	—		—		—	—	—	6,250	(8)	15,313	—		—
	05/26/2010	—		—		—	—	—	17,500	(9)	42,875	—		—
	08/10/2011	—		—		—	—	—	30,000	(10)	73,500	—		—
	06/11/2012	—		—		—	—	—	24,300	(5)	59,535	—		—
	08/24/2010	—		—		—	—	—	—		—	22,500	(11)	55,125

Kathleen B. Bloch	02/03/2003	150,000	(12)	—		—	10.00	02/01/2013	—		—	—		—
	12/17/2008	17,500	(13)	—		—	7.69	12/17/2013	—		—	—		—
	12/17/2008	8,750	(14)	—		—	7.69	12/17/2013	—		—	—		—
	05/14/2009	22,500	(15)	7,500	(15)	—	7.47	05/14/2014	—		—	—		—
	06/11/2012	—		72,400	(2)	—	3.17	06/11/2022	—		—	—		—
	05/26/2010	—		—		—	—	—	15,500	(16)	37,975	—		—
	08/10/2011	—		—		—	—	—	11,250	(17)	27,563	—		—
	06/11/2012	—		—		—	—	—	18,100	(5)	44,345	—		—
	05/14/2009	—		—		—	—	—	—		—	2,500	(18)	6,125
	08/24/2010	—		—		—	—	—	—		—	17,500	(19)	42,875

Russell R. Harris	12/17/2008	22,500	(20)	—		—	7.69	12/17/2013	—		—	—		—
	12/17/2008	11,250	(21)	—		—	7.69	12/17/2013	—		—	—		—
	05/14/2009	22,500	(15)	7,500	(15)	—	7.47	05/14/2014	—		—	—		—
	06/11/2012	—		72,400	(2)	—	3.17	06/11/2022	—		—	—		—
	05/26/2010	—		—		—	—	—	15,500	(16)	37,975	—		—
	08/10/2011	—		—		—	—	—	11,250	(17)	27,563	—		—
	06/11/2012	—		—		—	—	—	18,100	(5)	44,345	—		—
	05/14/2009	—		—		—	—	—	—		—	2,500	(18)	6,125
	08/24/2010	—		—		—	—	—	—		—	17,500	(19)	42,875

	Option Awards								Stock Awards
		Number of Securities Underlying Unexercised Options (#)				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Grant Date	Exercisable		Unexercisable		(#)	($)	Date	(#)		($) (25)	(#)		($) (25)
William R. Slakey	11/10/2011	25,000	(22)	75,000	(22)	—	5.53	11/10/2016	—		—	—		—
	06/11/2012	—		82,200	(2)	—	3.17	06/11/2022	—		—	—		—
	11/10/2011	—		—		—	—	—	37,500	(23)	91,875	—		—
	06/11/2012	—		—		—	—	—	20,550	(5)	50,348	—		—
	11/10/2011	—		—		—	—	—	—		—	50,000	(24)	122,500

(1)	This SAR is subject to vesting at the rate of one-fourth of the shares on August 19, 2011 and each one-year anniversary thereafter, subject to continued employment with our company.
(2)	This stock option is subject to vesting at the rate of one-fourth of the shares on June 11, 2013 and each one-year anniversary thereafter, subject to continued employment with our company.
(3)	This restricted stock award was originally for 125,000 shares and subject to vesting at the rate of one-fourth of the shares on August 19, 2011 and each one-year anniversary thereafter, subject to continued employment with our company. As of December 31, 2012, 62,500 of such shares of restricted stock have been released.
(4)	This performance share grant was originally for 100,000 shares and subject to vesting at the rate of one-fourth of the shares on August 10, 2012 and each one-year anniversary thereafter, subject to continued employment with our company. As of December 31, 2012, 25,000 of such performance shares have been released.
(5)	This performance share grant is subject to vesting at the rate of one-fourth of the shares on June 11, 2013 and each one-year anniversary thereafter, subject to continued employment with our company.
(6)	This performance-based restricted stock award was originally for 125,000 shares and vests as to 50% of the shares only if Mr. Sege remains employed with our company through August 19, 2011 and only if our company reports four consecutive quarters of cumulative non-GAAP operating profit following the date of grant and on or prior to April 1, 2015. The remaining 50% of the shares will vest only if Mr. Sege remains employed with our company through August 19, 2012 and only if our company reports a completed fiscal year with a specified non-GAAP operating profit following the date of grant on or prior to April 1, 2015. On May 10, 2012, it was determined that our company had achieved four consecutive quarters of cumulative non-GAAP operating profit. As of December 31, 2012, 62,500 of such shares of restricted stock have vested.
(7)	This SAR is subject to vesting at the rate of one-fourth of the shares on November 10, 2010 and each one-year anniversary thereafter, subject to continued employment with our company.
(8)	This performance share grant was originally for 25,000 shares and subject to vesting at the rate of one-fourth of the shares on November 10, 2010 and each one-year anniversary thereafter, subject to continued employment with our company. As of December 31, 2012, 18,750 of such performance shares have been released.
(9)	This performance share grant was originally for 35,000 shares and subject to vesting at the rate of one-fourth of the shares on May 26, 2011 and each one-year anniversary thereafter, subject to continued employment with our company. As of December 31, 2012, 17,500 of such performance shares have been released.
(10)	This performance share grant was originally for 40,000 shares and subject to vesting at the rate of one-fourth of the shares on August 10, 2012 and each one-year anniversary thereafter, subject to continued employment with our company. As of December 31, 2012, 10,000 of such performance shares have been released.
(11)	This performance share grant was originally for 45,000 shares and vests as to 50% of the shares only if Mr. Anderson remains employed with our company through the first anniversary of the grant date and only if our company reports four consecutive quarters of cumulative non-GAAP operating profit following the date of grant on or prior to April 1, 2015. The remaining 50% of the shares will vest only if Mr. Anderson remains employed with our company through August 24, 2012 and only if our company reports a completed fiscal year with a specified non-GAAP operating profit following the date of grant on or prior to April 1, 2015. On May 10, 2012, it was determined that our company had achieved four consecutive quarters of cumulative non-GAAP operating profit. As of December 31, 2012, 22,500 of such performance shares have been released.
(12)	This option vested in full as of November 18, 2005.

(13)	In December 2008, our company completed an equity compensation “Exchange Program” under which eligible employees were given an opportunity to exchange some or all of their outstanding stock options and SARs for a predetermined number of new SARs, if the existing awards were “underwater” on the December 17, 2008 exchange grant date for the Exchange Program. An option or SAR was “underwater” if its exercise price was more than the market value of our common stock on the exchange grant date. This SAR was issued pursuant to the Exchange Program in exchange for a 26,250 share SAR granted on May 27, 2008, and re-priced from $13.32 per share to $7.69 per share. The shares vested in full as of December 17, 2012.
(14)	This SAR was issued pursuant to the Exchange Program in exchange for a 26,250 share SAR granted on September 10, 2007, and re-priced from $27.80 per share to $7.69 per share. The shares vested in full as of December 17, 2012.
(15)	This SAR is subject to vesting at the rate of one-fourth of the shares on May 14, 2010 and each one-year anniversary thereafter, subject to continued employment with our company.
(16)	This performance share grant was originally for 31,000 shares and subject to vesting at the rate of one-fourth of the shares on May 26, 2011 and each one-year anniversary thereafter, subject to continued employment with our company. As of December 31, 2012, 15,500 of such performance shares have been released.
(17)	This performance share grant was originally for 15,000 shares and subject to vesting at the rate of one-fourth of the shares on August 10, 2012 and each one-year anniversary thereafter, subject to continued employment with our company. As of December 31, 2012, 3,750 of such performance shares have been released.
(18)	This performance share grant was originally for 10,000 shares vests as to 25% on each one-year anniversary of the May 14, 2009 date of grant, in each case subject to the satisfaction of the following performance criterion: In the event we achieve four consecutive quarters of cumulative non-GAAP operating income (as defined below) on or before May 14, 2014, such shares of common stock will be issued to the employee upon settlement of the performance shares, subject to the employee continuing to be a Service Provider (as defined in our 1997 Stock Plan) as of date of determination that the performance criterion has been achieved. “Non-GAAP operating income” means operating income under generally accepted accounting principles, excluding the following: (i) stock-based compensation expense; (ii) one-time charges associated with business combinations; (iii) amortization of intangibles associated with business combinations; (iv) impairment charges; and (v) the affect of any extraordinary event that our Compensation Committee, in the exercise of its reasonable discretion, determines should be excluded. On May 10, 2012, it was determined that our company had achieved four consecutive quarters of cumulative non-GAAP operating profit.
(19)	This performance share grant was originally for 35,000 shares and vests as to 50% of the shares only if the employee remains employed with our company through the first anniversary of the grant date and only if our company reports four consecutive quarters of cumulative non-GAAP operating profit following the date of grant on or prior to April 1, 2015. The remaining 50% of the shares will vest only if the employee remains employed with our company through August 24, 2012 and only if our company reports a completed fiscal year with a specified non-GAAP operating profit following the date of grant on or prior to April 1, 2015. On May 10, 2012, our company made the determination that four consecutive quarters of cumulative non-GAAP operating profit following the date of grant had occurred. On May 10, 2012, it was determined that our company had achieved four consecutive quarters of cumulative non-GAAP operating profit. As of December 31, 2012, 17,500 of such performance shares have been released.
(20)	This SAR was issued pursuant to the Exchange Program in exchange for a 33,750 share SAR granted on May 27, 2008, and re-priced from $13.32 per share to $7.69 per share. The shares vested in full as of December 17, 2012.
(21)	This SAR was issued pursuant to the Exchange Program in exchange for a 33,750 share SAR granted on September 10, 2007, and re-priced from $27.80 per share to $7.69 per share. The shares vested in full as of December 17, 2012.
(22)	This SAR is subject to vesting at the rate of one-fourth of the shares on November 10, 2012 and each one-year anniversary thereafter, subject to continued employment with our company.
(23)	This performance share grant was originally for 50,000 shares and subject to vesting at the rate of one-fourth of the shares on November 10, 2012 and each one-year anniversary thereafter, subject to continued employment with our company.
(24)	This performance share grant is subject to vesting at the rate of one-fourth of the shares on November 10, 2012 and each one-year anniversary thereafter, subject to continued employment with our company; provided, however, that vesting is subject to the following additional performance criteria: 50% of the shares will vest only if our company reports four consecutive quarters of cumulative non-GAAP operating profit following the date of grant on or prior to April 1, 2015. The remaining 50% of the shares will vest only if our company reports a completed fiscal year with a specified non-GAAP operating profit following the date of grant on or prior to April 1, 2015.
(25)	The market value is based on the $2.45 per share closing price of our common stock on December 31, 2012, the last market trading day in 2012.

Option Exercises and Stock Vested for Fiscal 2012

The table below shows all stock options and SARs exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by the Named Executive Officers during the fiscal year ended December 31, 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Ronald A. Sege	—	—	118,750	428,469
Michael Anderson	—	—	47,500	166,731
Kathleen B. Bloch	—	—	42,437	156,976
Russell R. Harris	—	—	43,062	159,198
William R. Slakey	—	—	12,500	32,250

(1)	The value realized equals the fair market value of our common stock on the date of vesting, multiplied by the number of shares vested.

Potential Payments Upon Termination or Change in Control

1997 Stock Plan

The following table sets forth the estimated benefit to the Named Executive Officers in the event a successor corporation had refused to assume or substitute for the Named Executive Officers’ outstanding equity awards, assuming the date of the triggering event was December 31, 2012.

Name	Estimated Benefits ($) (1)
Ronald A. Sege	581,875
Michael T. Anderson	246,348
Kathleen B. Bloch	158,883
Russell R. Harris	158,883
William R. Slakey	264,723

(1)	Based on the aggregate market value of unvested SARs, stock options, shares of restricted stock and performance shares and assuming that the triggering event took place on the last business day of fiscal 2012 (December 31, 2012), and the price per share of Echelon’s common stock is the closing price on the NASDAQ Global Select Market as of that date ($2.45). Aggregate market value for SARs and stock options is computed by multiplying (i) the difference between $2.45 and the stated exercise price of the SAR or the stock option, by (ii) the number of shares underlying unvested SARs or stock options at December 31, 2012. Aggregate market value for shares of restricted stock and performance shares is computed by multiplying (i) $2.45 by (ii) unvested shares of restricted stock or the number of shares underlying unvested performance shares at December 31, 2012. There can be no assurance that a triggering event would produce the same or similar results as those estimated if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Employment Agreement with Ronald A. Sege

The following table provides information concerning the estimated payments and benefits that would have been provided to Mr. Sege in the event of termination in the regular course of business or termination in connection with a change-in-control, assuming a termination date of December 31, 2012.

	Estimated Payments and Benefits (1)
	Involuntary Termination Other Than for Cause or Voluntary Termination for Good Reason
	Not in Connection with a Change-in-Control ($)	In Connection with a Change-in-Control ($)
Salary	400,000	600,000
Annual Incentive Bonus	400,000	600,000
Vesting Acceleration on Equity Awards (2)	160,781	581,875
Reimbursement for Premiums Paid for Continued Health Benefits (3)	51,780	51,780
Total Termination Benefits	1,012,561	1,833,655

(1)	Payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal 2012 (December 31, 2012), and the price per share of our company’s common stock is the closing price on the NASDAQ Global Select Market as of that date ($2.45). The payments and benefits shown in connection with a change of control are estimated assuming that the executive does not use transitional outplacement benefits; amounts for any such benefits actually paid are not expected to be significant. There can be no assurance that a triggering event would produce the same or similar results as those estimated if such an event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.
(2)	Reflects the aggregate market value of unvested SARs, shares of restricted stock and performance shares that would become vested under the circumstances. Aggregate market value for such shares of restricted stock and performance shares is computed by multiplying $2.45 by the number of unvested shares at December 31, 2012. Aggregate market value for such SARs is computed by multiplying (i) the difference between $2.45 and the stated exercise price of the SAR, by (ii) the number of shares underlying unvested SARs at December 31, 2012.
(3)	Assumes continued coverage of health benefits for eighteen months for Mr. Sege, his spouse and dependents at the same level of coverage provided at December 31, 2012.

Compensation Committee Interlocks and Insider Participation

During fiscal 2012, the following directors were members of Echelon’s Compensation Committee: Armas Clifford Markkula, Jr., Richard M. Moley and Betsy Rafael. None of these directors has at any time been an officer or employee of Echelon. None of Echelon’s executive officers serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on Echelon’s Board of Directors or Compensation Committee.

Equity Compensation Plan Information

The following table provides information as of December 31, 2012 about our equity compensation plans under which shares of our common stock may be issued to employees, consultants or members of our Board of Directors:

	(a)	(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders (1) (2)	5,868,928	$4.08	(3)	13,467,582
Equity compensation plans not approved by security holders	—	—		—

Total	5,868,928	$4.08	(3)	13,467,582

(1)	These plans include our 1997 Stock Plan and our 1998 Director Option Plan. Our 1998 Director Option Plan expired in July 2008.
(2)	The number of shares reserved for issuance under our 1997 Stock Plan is subject to an automatic annual increase equal to the lesser of (i) 5,000,000 shares, (ii) 4% of our outstanding common stock on the first day of our fiscal year or (iii) a lesser number of shares determined by our Board of Directors. If Proposal Two (approval of the Amended and Restated 1997 Stock Plan) is approved, the provision for the automatic annual increase shall terminate.
(3)	The weighted average exercise price reflects the issuance of 1,929,614 performance shares, for which no consideration will be paid upon exercise. The weighted average exercise price for the remaining securities to be issued upon exercise of outstanding options, warrants and rights 3,939,314 shares) is $6.08.

Policies and Procedures with Respect to Related Party Transactions

Our Corporate Governance Guidelines require our directors to take a proactive, focused approach to their position and to set standards that ensure our company is committed to business success through the maintenance of the highest standards of responsibility and ethics. Thus, our Board of Directors is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is Echelon’s preference to avoid related party transactions.

The charter of our Audit Committee requires that the members of the Audit Committee, all of whom are independent directors, review and approve in advance all related party transactions for which approval is required under applicable law. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which our company is a participant and in which any of the following persons has or will have a direct or indirect interest:

•	an executive officer, director or director nominee of Echelon;

•	any person who is known to be the beneficial owner of more than 5% of our common stock;

•

any person who is an immediate family member (as defined in Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest in our common stock.

Certain Relationships

Agreements with ENEL

In June 2000, we entered into a stock purchase agreement with Enel pursuant to which Enel purchased 3.0 million newly issued shares of our common stock for $130.7 million. The closing of this stock purchase occurred on September 11, 2000. At the closing, Enel had agreed that it would not, except under limited circumstances, sell or otherwise transfer any of those shares for a specified time period. That time period expired September 11, 2003. To our knowledge, Enel has not disposed of any of its 3.0 million shares. Under the terms of the stock purchase agreement, Enel has the right to nominate a member of our Board of Directors. A representative of Enel is not presently serving on our Board of Directors; however, Livio Gallo, a representative of Enel, served on our Board of Directors from June 30, 2011 until his resignation from our Board of Directors on March 14, 2012.

At the time we entered into the stock purchase agreement with Enel, we also entered into a research and development agreement with an affiliate of Enel (the “R&D Agreement”). Under the terms of the R&D Agreement, we cooperated with Enel to integrate our LONWORKS technology into Enel’s remote metering management project in Italy, the Contatore Elettronico. We completed the sale of our components and products for the deployment phase of the Contatore Elettronico project during 2005. During 2006, we supplied Enel and its designated manufacturers with limited spare parts for the Contatore Elettronico system. In October 2006, we entered into a new development and supply agreement and a software enhancement agreement with Enel. Under the development and supply agreement, Enel and its contract manufacturers purchase additional electronic components and finished goods from us. Under the software enhancement agreement, we provide software enhancements to Enel for use in its Contatore Elettronico system. The software enhancement agreement expired in December 2012 and the development and supply agreement expires in December 2015.

Legal Services

During fiscal year 2012, the law firm of Wilson Sonsini Goodrich & Rosati, P.C. acted as principal outside counsel to our company. Mr. Sonsini, a director of our company, is a member of Wilson Sonsini Goodrich & Rosati, P.C. We incur bills for legal services that vary from year to year depending upon our legal needs. In determining the independence of Mr. Sonsini, our Board of Directors reviews our relationship with Wilson Sonsini Goodrich & Rosati, P.C. in conjunction with the applicable independence guidelines under the applicable listing standards of NASDAQ and SEC rules.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Information

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file certain reports with the SEC regarding ownership of, and transactions in, our securities. Such officers, directors and 10% stockholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with during the fiscal year ended December 31, 2012.

Anti-Hedging and Anti-Pledging Policies

Our insider trading policy prohibits our directors and executive officers from hedging and pledging Company securities.

No Incorporation by Reference

In Echelon’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Audit Committee of our Board of Directors” and the “Compensation Committee Report” contained in this Proxy Statement specifically are not incorporated into any other filings with the SEC. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

Stockholder Proposals—2014 Annual Meeting

Stockholders may present proposals for action at a future meeting if they comply with SEC rules and Echelon’s Bylaws. For additional details and deadlines for submitting proposals, see “Deadline for Receipt of Stockholder Proposals” in this Proxy Statement above. If you would like a copy of the requirements contained in our Bylaws, please contact: Kathleen B. Bloch, Senior Vice President, General Counsel and Secretary, Echelon Corporation, 550 Meridian Avenue, San Jose, California 95126.

Available Information

You may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 without charge by sending a written request to Echelon Corporation, 550 Meridian Avenue, San Jose, California 95126, Attention: Investor Relations. The annual report is also available online at www.echelon.com or the SEC’s website at www.sec.gov.

REPORT OF THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the Audit Committee of our Board of Directors shall not be deemed “filed” with the SEC or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

The Audit Committee of our Board of Directors serves as the representative of our Board of Directors for general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Our management has primary responsibility for preparing our financial statements and our financial reporting process. Our independent registered public accounting firm, KPMG LLP, is responsible for expressing an opinion on the conformity of our fiscal year 2012 audited financial statements to generally accepted accounting principles. In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with our management, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements. In connection with this review and discussion, the Audit Committee asked a number of follow-up questions of management and KPMG LLP to help give the Audit Committee comfort in connection with its review.

2. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP the independence of KPMG LLP.

4. Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC.

Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which can be viewed at the investor relations section of our website at www.echelon.com. Each of the members of the Audit Committee is independent as defined under the NASDAQ listing standards.

Audit Committee

Robert J. Finocchio, Jr., Chairman

Robyn M. Denholm

Betsy Rafael

OTHER MATTERS

As of the date hereof, our Board of Directors is not aware of any other matters to be submitted at the annual meeting. If any other matters properly come before the meeting, it is the intention of the persons named as proxies to vote the shares they represent as our Board of Directors recommends or as they otherwise deem advisable.

THE BOARD OF DIRECTORS

San Jose, California

April 9, 2013

APPENDIX A

ECHELON CORPORATION

1997 STOCK PLAN

(as amended and restated April 3, 2013)

1. Purposes of the Plan. The purposes of this 1997 Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, SARs, Performance Units or Performance Shares.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(g) “Committee” means the Board or committee of Directors appointed by the Board as shall be administering the Plan, in accordance with Section 4 of the Plan.

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means Echelon Corporation, a Delaware corporation.

(j) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(k) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(l) “Director” means a member of the Board.

(m) “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

(n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(o) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Exchange Program” means a program whereby (i) outstanding Awards are surrendered in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type and/or cash, or (ii) the exercise price of an outstanding Award is reduced. The Committee will determine the terms and conditions of any Exchange Program in its discretion; provided, however, that the Committee may not institute an Exchange Program without the approval of the Company’s stockholders.

(r) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Select Market, the

NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

(s) “Fiscal Year” means the fiscal year of the Company.

(t) “Freestanding SAR” means a SAR that is granted independently of any Option.

(u) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x) “Option” means a stock option granted pursuant to the Plan.

(y) “Optionee” means the holder of an outstanding Option granted under the Plan.

(z) “Optioned Stock” means the Common Stock subject to an Award.

(aa) “Outside Director” means a Director who is not an Employee.

(bb) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc) “Participant” means the holder of an outstanding Award, including any Optionee.

(dd) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award granted under the Plan. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (i) revenue, (ii) gross margin, (iii) operating margin, (iv) operating income, (v) pre-tax profit, (vi) earnings before interest, taxes and depreciation, (vii) net income, (viii) operating cash flow, (ix) cash position, (x) expenses, (xi) the market price of a Common Stock, (xii) earnings per share, (xiii) return on stockholder equity, (xiv) return on capital, (xv) total shareholder return, (xvi) economic value added, (xvii) number of customers, (xviii) market share, (xix) return on investments, (xx) profit after taxes, (xxi) objective customer indicators, (xxii) productivity improvements, (xxiii) supplier awards from significant customers, (xxiv) new product development, (xxv) working capital, (xxvi) objectively determinable individual objectives, (xxvii) return on equity, (xxviii) return on assets, (xxix) return on sales, and (xxx) sales. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (A) in absolute terms, (B) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix), (C) in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), (D) on a per-share or per-capita basis, (E) against the performance of the Company as a whole or a segment of the Company and/or (F) on a pre-tax or after-tax basis. Prior to the Determination Date, the Committee shall determine whether any significant element(s) or item(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants. As determined in the discretion of the Committee prior to the Determination Date, achievement of Performance Goals for a particular Award may be calculated in accordance with the Company’s financial statements, prepared in accordance with generally accepted accounting principles (“GAAP”), or on a basis other than GAAP, including as adjusted for certain costs, expenses, gains and losses to provide non-GAAP measures of operating results.

(ee) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Committee in its sole discretion.

(ff) “Performance Share” means the right to receive Shares or cash pursuant to Section 9.

(gg) “Performance Unit” means the right to receive Shares or cash pursuant to Section 9.

(hh) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of Performance Goals, or the occurrence of other events as determined by the Committee.

(ii) “Plan” means this 1997 Stock Plan, as amended and restated.

(jj) “Restricted Stock” means shares of Common Stock issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(kk) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 7. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ll) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(mm) “Section 16(b)” means Section 16(b) of the Exchange Act.

(nn) “Service Provider” means an Employee, Director or Consultant.

(oo) “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

(pp) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 8 is designated as a SAR.

(qq) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(rr) “Tandem SAR” means a SAR that is granted in connection with a related Option, the exercise of which will require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR will be canceled to the same extent).

(ss) “U.S. GAAP” means generally accepted accounting principles in the United States.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 10,905,404 Shares. Awards shall be counted against the numerical limits of this Section 3 as one (1) Share for every one (1) Share subject thereto, except that Shares subject to Awards granted under the Plan after May 21, 2013, other than Options or SARs, shall be counted against the numerical limits of this Section 3 as one and seven-tenths (1.7) Shares for every one (1) Share subject thereto and shall be counted as one and seven-tenths (1.7) Shares for every one (1) Share returned to or deemed not issued from the Plan pursuant to this Section 3. The Shares may be authorized, but unissued, or reacquired Common Stock. Shares will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon exercise of an SAR settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available for issuance under the Plan. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of Shares owned by the Participant, the number of Shares available for issuance under the Plan will be reduced by the gross number of Shares for which the Option is exercised.

(b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are forfeited or repurchased by the Company, such Shares shall become available for future grant under the Plan. Notwithstanding the foregoing, Shares used to pay the exercise or purchase price of Awards other than an Options or SARs or to satisfy the tax withholding obligations related to Awards other than an Options or SARs will become available for future grant or sale under the Plan; Shares used to pay the exercise or purchase price of an Option or an SAR or to satisfy the tax withholding obligations related to an Option or SAR shall not become available for future grant or sale under the Plan. Notwithstanding the foregoing, subject to adjustment as provided in Section 12, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan under this Section 3(b).

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

(ii) Section 162(m). To the extent that the Committee determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a committee of the Board, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Committee. Subject to the provisions of the Plan, and in the case of a committee of the Board, the specific duties delegated by the Board to such committee, the Committee shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;

(vi) to institute an Exchange Program, provided, however, that no Exchange Program may be implemented without prior approval of the Company’s stockholders;

(vii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(ix) to modify or amend each Award (subject to Section 18(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan; provided, however, that in no event may the term of an Option or SAR be extended such that the maximum term exceeds ten (10) years from grant date. Notwithstanding the foregoing, the Committee may not modify or amend an Option or SAR to reduce the exercise price of such Option or SAR after it has been granted (except for adjustments made pursuant to Section 12), unless approved by the Company’s stockholders;

(x) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 14;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee;

(xii) to allow a Participant, in compliance with all Applicable Laws, including specifically Section 409A of the Code, to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

(xiii) to determine whether Awards will be adjusted for Dividend Equivalents; provided, however, that in no event will a Dividend Equivalent be attached to an Option, SAR or full-value Award, in each case, with performance-based vesting conditions granted hereunder;

(xiv) to require that the Participant’s rights, payments and benefits with respect to an Award (including amounts received upon the settlement or exercise of an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award, as may be specified in an Award Agreement at the time of the Award, or later if (A) Applicable Laws require the Company to adopt a policy requiring such reduction, cancellation, forfeiture or recoupment, or (B) pursuant to an amendment of an outstanding Award; and

(xv) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Committee’s Decision. The Committee’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Limitations.

(i) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(ii) The following limitations shall apply to grants of Options:

(1) No Service Provider shall be granted, in any Fiscal Year, Options to purchase more than 1,000,000 Shares.

(2) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,000,000 Shares which shall not count against the limit set forth in subsection (1) above.

(3) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 12.

(4) If an Option is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option will be counted against the limits set forth in subsections (1) and (2) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

(b) Term of Option. The term of each Option shall be stated in the Award Agreement. The term of each Option shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Committee, subject to the following:

(1) In the case of an Incentive Stock Option

a) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

b) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Committee, but shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Committee shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(1) cash;

(2) check;

(3) promissory note (provided that a promissory note will not be acceptable consideration to the extent the issuance of a promissory note would not be permitted by Applicable Laws);

(4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as determined by the Committee in its sole discretion;

(5) consideration received by the Company under a cashless exercise program (whether through a broker, net exercise program or otherwise) implemented by the Company in connection with the Plan;

(6) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(8) any combination of the foregoing methods of payment.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. Unless the Committee provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in such form as the Committee specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Committee, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or Committee of the Participant’s estate or, if none, by the person(s) entitled to exercise the Option under the Participant’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

7. Restricted Stock and Restricted Stock Units.

(a) Restricted Stock.

(i) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Committee, in its sole discretion, will determine, provided that during any Fiscal Year no Participant will receive more than an aggregate of 500,000 Shares of Restricted Stock. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 1,000,000 Shares of Restricted Stock.

(ii) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, will determine. Unless the Committee determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(iii) Transferability. Except as provided in this Section 7 or Section 11, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(iv) Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.

(1) General Restrictions. The Committee may set restrictions based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

(2) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals, which shall be set by the Committee on or before the Determination Date. In this connection, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock grant under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(v) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(vi) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

(vii) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(viii) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(b) Restricted Stock Units.

(i) Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units in such amounts as the Committee, in its sole discretion, will determine, provided that during any

Fiscal Year no Participant will receive Restricted Stock Units covering more than 500,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted Restricted Stock Units covering up to an additional 1,000,000 Shares. After the Committee determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(ii) Vesting Criteria and Other Terms. The Committee will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.

(1) General Restrictions. The Committee may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

(2) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals, which shall be set by the Committee on or before the Determination Date. In this connection, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock Unit grant under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(iii) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Committee. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Committee, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(iv) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned Restricted Stock Units only in cash, Shares, or a combination of both.

(v) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

8. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

(b) Number of Shares. The Committee will have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant will be granted SARs covering more than 1,000,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted SARs covering up to an additional 1,000,000 Shares.

(c) Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan. In the case of a Freestanding SAR, the exercise price will be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. The exercise price of Tandem or Affiliated SARs will equal the exercise price of the related Option (but will not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such SAR).

(d) Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR will expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR will be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(e) Exercise of Affiliated SARs. An Affiliated SAR will be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR will not necessitate a reduction in the number of Shares subject to the related Option.

(f) Exercise of Freestanding SARs. Freestanding SARs will be exercisable on such terms and conditions as the Committee, in its sole discretion, will determine.

(g) SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, will determine.

(h) Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to SARs. The term of a SAR shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(i) Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company, less any applicable withholding taxes, in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise and the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

9. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Committee, in its sole discretion. The Committee will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant provided that during any Fiscal Year, (i) no Participant will receive Performance Units having an initial value greater than $1,000,000, and (ii) no Participant will receive more than 1,000,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted up to an additional 1,000,000 Performance Shares.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Committee on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Committee will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Provider. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, will determine.

(i) General Performance Objectives. The Committee may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Committee in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Committee, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof, taking into consideration any applicable withholding taxes which may be due as a result of the Award.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

10. Terms and Conditions of Any Performance-Based Award.

(a) Purpose. The purpose of this Section 10 is to provide the Committee the ability to qualify Awards (other than Options and SARs) that are granted pursuant to the Plan as qualified performance-based compensation under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award subject to Performance Goals to a Employee who would be considered a “covered employee” within the meaning of Section 162(m) of the Code (hereinafter a “Covered Employee”), the provisions of this Section 10 will control over any contrary provision in the Plan; provided, however, that the Committee may in its discretion grant Awards to such Covered Employees that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 10.

(b) Applicability. This Section 10 will apply to those Covered Employees which are selected by the Committee to receive any Award subject to Performance Goals. The designation of a Covered Employee as being subject to Section 162(m) of the Code will not in any manner entitle the Covered Employee to receive an Award under the Plan. Moreover, designation of a Covered Employee subject to Section 162(m) of the Code for a particular Performance Period will not require designation of such Covered Employee in any subsequent Performance Period and designation of one Covered Employee will not require designation of any other Covered Employee in such period or in any other period.

(c) Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the performance-based compensation requirements of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals, no later than the Determination Date, the Committee will, in writing, (a) designate one or more Participants who are Covered Employees, (b) select the Performance Goals applicable to the Performance Period, (c) establish the Performance Goals, and amounts or methods of computation of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Goals and the amounts or methods of computation of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Covered Employee, the Committee will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(d) Payment of Performance Based Awards. Unless otherwise provided in the applicable Award Agreement, a Covered Employee must be employed by the Company or a Related Entity on the day a Performance-Based Award for such Performance Period is paid to the Covered

Employee. Furthermore, a Covered Employee will be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved, unless otherwise permitted by Section 162(m) of the Code and determined by the Committee.

(e) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute qualified performance based compensation under Section 162(m) of the Code will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

11. Transferability of Awards. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Committee makes an Award transferable, such Award will contain such additional terms and conditions as the Committee deems appropriate.

12. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8 and 9 shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Committee may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale.

(i) General. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company (a “Merger”), each outstanding Award shall be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”). In the event that the Successor Corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise his or her Option or Stock Appreciation Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Shares and/or Units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. If an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Merger, the Committee shall notify the Participant in writing or electronically that such Award shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this paragraph, the Award shall be considered assumed if, following the Merger, the award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Merger, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right, upon the exercise of which the Committee determines to pay cash or a Performance Share and/or Unit which the Committee can determine to pay in cash, the fair market value of the consideration received in the Merger by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Merger is not solely common stock of the Successor Corporation or its Parent, the Committee may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Performance Share and/or Unit, for each Share subject to an Award (or in the case of Performance Units, the number of implied Shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Merger), to be solely common stock of the Successor Corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Merger.

Notwithstanding anything in this Section 12(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s corporate structure post-merger or post-sale of assets will not be deemed to invalidate an otherwise valid Award assumption.

(ii) Employee Options Following Assumption or Substitution. Following an assumption or substitution in connection with a Merger as described in Section 12(c)(i) above, and in the event that upon the Merger the stockholders of the Company immediately prior to the Merger hold less than 50% of the outstanding voting equity securities of the Successor Corporation following the Merger (a “Change of Control Merger”), if a Participant’s status as an Employee of the Successor Corporation is terminated by the Successor Corporation as a result of an Involuntary

Termination (as defined below) within twelve months following the Change of Control Merger, the Participant shall fully vest in and have the right to exercise Participant’s Option as to all of the Optioned Stock, including Shares as to which Participant would not otherwise be vested or exercisable. Thereafter, the Option shall remain exercisable in accordance with its terms as determined by the Committee.

(1) For purposes of this section, any of the following events shall constitute an “Involuntary Termination”: (i) without the Participant’s express written consent, a significant reduction of the Participant’s duties, authority or responsibilities, relative to the Participant’s duties, authority or responsibilities as in effect immediately prior to the Change of Control Merger; (ii) without the Participant’s express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Participant immediately prior to the Change of Control Merger; (iii) a reduction in the base salary of the Participant as in effect immediately prior to the Change of Control Merger; (iv) a material reduction in the kind or level of employee benefits, including bonuses, to which the Participant was entitled immediately prior to the Change of Control Merger with the result that the Participant’s overall benefits package is significantly reduced; (v) the relocation of the Participant to a facility or a location more than thirty (30) miles from the Participant’s then present location, without the Participant’s express written consent; or (vi) any purported termination of the Participant which is not effected for Disability or for Cause (as defined below), or any purported termination for which the grounds relied upon are not valid.

(2) For purposes of this section, “Cause” shall mean (i) any act of personal dishonesty taken by the Participant in connection with his responsibilities as a Service Provider and intended to result in substantial personal enrichment of the Participant, (ii) Participant’s conviction of a felony, (iii) a willful act by the Participant which constitutes gross misconduct and which is injurious to the Successor Corporation, and (iv) following delivery to the Participant of a written demand for performance from the Successor Corporation which describes the basis for the Successor Corporation’s belief that the Participant has not substantially performed his duties, continued violations by the Participant of the Participant’s obligations to the Successor Corporation which are demonstrably willful and deliberate on the Participant’s part.

(iii) Director Options Following Assumption or Substitution. Following an assumption or substitution in connection with a Change of Control Merger, if a Participant’s status as a director of the Successor Corporation terminates other than upon a voluntary resignation by the Participant, the Participant shall fully vest in and have the right to exercise Participant’s Option as to all of the Optioned Stock, including Shares as to which Participant would not otherwise be vested or exercisable. Thereafter, the Option shall remain exercisable in accordance with its terms as determined by the Committee.

13. Outside Director Award Limitation. On and after May 21, 2013, no Outside Director may be granted, in any Fiscal Year, Awards covering more than 50,000 Shares.

14. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

15. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

16. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Committee makes the determination granting such Award, or such other later date as is determined by the Committee. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

17. Term of Plan. Subject to Section 23 of the Plan, the Plan, as amended and restated on April 3, 2013, shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years from such date, unless terminated earlier under Section 18 of the Plan.

18. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

22. Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, fraud, breach of a fiduciary duty, restatement of financial statements as a result of fraud or willful errors or omissions, termination of employment for cause, violation of material Company and/or Subsidiary policies, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries. The Committee may also require the application of this Section 22 with respect to any Award previously granted to a Participant even without any specified terms being included in any applicable Award Agreement to the extent required under Applicable Laws.

23. Stockholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Echelon Corporation c/o Computershare 480 Washington Blvd. Jersey City, NJ 07310

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE -1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For

All

Withhold

All

For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors Nominees

01 Robyn M. Denholm

02 Richard M. Moley

03 Betsy Rafael

The Board of Directors recommends you vote FOR proposals 2 and 3.

For

Against

Abstain

2. To approve the Amended and Restated 1997 Stock Plan.

3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)

Yes

No

Please indicate if you plan to attend this meeting

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners)

Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap is/are available at www.proxyvote.com.

ECHELON CORPORATION 2013 Annual Meeting of Stockholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ECHELON CORPORATION

The undersigned stockholder of Echelon Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 9, 2013, and hereby appoints Kathleen B. Bloch and William R. Slakey, and each of them, proxy and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2013 Annual Meeting of Stockholders of Echelon Corporation to be held on Tuesday, May 21, 2013, at 10:00 a.m., Pacific Time, at 570 Meridian Avenue, San Jose, CA 95126, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

This proxy will be voted as directed, or, if no direction is given, will be voted “FOR” the nominees listed in Proposal 1, “FOR” Proposals 2 and 3, and as said Proxies deem advisable on such other matters as may properly come before the meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side